                                                                  EXECUTION COPY



                   SKYTEL COMMUNICATIONS, INC. SECTION 401(K)
                            EMPLOYEE RETIREMENT PLAN

                          (Amended and Restated As of
                                  May 1, 1998)

                               TABLE OF CONTENTS

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                                                                             Page
                                                                             ----
PREAMBLE....................................................................     1

ARTICLE 1 - DEFINITIONS.....................................................     2
     1.1    Account.........................................................     2
     1.2    After-tax Contributions.........................................     2
     1.3    After-tax Contributions Account.................................     2
     1.4    Beneficiary.....................................................     2
     1.5    Board...........................................................     2
     1.6    Code............................................................     2
     1.7    Committee.......................................................     2
     1.8    Company.........................................................     2
     1.9    Compensation....................................................     2
     1.10   Controlled Group................................................     3
     1.11   Controlled Group Member.........................................     3
     1.12   Deferral Contribution...........................................     3
     1.13   Deferral Contribution Account...................................     3
     1.14   Disability......................................................     3
     1.15   Discretionary Contribution......................................     3
     1.16   Discretionary Contribution Account..............................     3
     1.17   Effective Date..................................................     3
     1.18   Eligible Employee...............................................     3
     1.19   Employee........................................................     3
     1.20   Employment Commencement Date....................................     3
     1.21   Entry Date......................................................     3
     1.22   ERISA...........................................................     3
     1.23   Highly Compensated Employee.....................................     4
     1.24   Hour of Service.................................................     4
     1.25   Matching Contribution...........................................     4
     1.26   Matching Contribution Account...................................     4
     1.27   Month of Service................................................     4
     1.28   Participant.....................................................     4
     1.29   Participating Employer..........................................     4
     1.30   Plan............................................................     4
     1.31   Plan Year.......................................................     4
     1.32   Qualified Domestic Relations Order..............................     5
     1.33   Qualifying Employer Securities..................................     5
     1.34   Qualified Nonelective Account...................................     5
     1.35   Qualified Nonelective Contribution..............................     5
     1.36   Qualified Plan..................................................     5
     1.37   Reemployment Commencement Date..................................     5
     1.38   Restatement Date................................................     5
     1.39   Rollover Account................................................     5
     1.40   Service.........................................................     5
     1.41   Telephone Response System.......................................     5
     1.42   Trust Agreement.................................................     6
     1.43   Trust Fund......................................................     6
     1.44   Trustee.........................................................     6
     1.45   Valuation Date..................................................     6

ARTICLE 2 - PARTICIPATION...................................................     7
     2.1    Eligibility to Participate......................................     7
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                                      -i-

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     2.2    Exclusions from Participation...................................     7
     2.3    Reemployment Provisions.........................................     7

ARTICLE 3 - CONTRIBUTIONS...................................................     8
     3.1    Participant Deferral Contributions..............................     8
     3.2    Participant After-tax Contributions.............................     8
     3.3    Participating Employer Matching Contributions...................     8
     3.4    Discretionary Contributions.....................................     9
     3.5    Qualified Nonelective Contributions.............................     9
     3.6    Time of Payment.................................................     9
     3.7    Rollover and Transfer Contributions.............................     9

ARTICLE 4 - ADMINISTRATION OF PARTICIPANTS' ACCOUNTS........................    10
     4.1    Establishment of Accounts.......................................    10
     4.2    Investment of Accounts..........................................    10
     4.3    Allocation of Trust Fund Income and Loss........................    10
     4.4    Annual Statement of Accounts....................................    11

ARTICLE 5 - VESTING.........................................................    12
     5.1    Full and Immediate Vesting......................................    12
     5.2    Unclaimed Distribution..........................................    12

ARTICLE 6 - DISTRIBUTIONS TO PARTICIPANTS...................................    13
     6.1    Basic Rules Governing Distributions.............................    13
     6.2    In-Service Distributions........................................    13
     6.3    Hardship Distributions..........................................    14
     6.4    Loans to Participants...........................................    15
     6.5    Reemployment of Participants....................................    17
     6.6    Valuation of Accounts...........................................    17
     6.7    Direct Rollovers................................................    17

ARTICLE 7 - DISTRIBUTIONS TO BENEFICIARIES..................................    19
     7.1    Designation of Beneficiary......................................    19
     7.2    Consent of Spouse Required......................................    19
     7.3    Failure to Designate Beneficiary................................    19
     7.4    Distributions to Beneficiaries..................................    19

ARTICLE 8 - ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS....................    21
     8.1    Adoption Procedure..............................................    21
     8.2    Effect of Adoption..............................................    21

ARTICLE 9 - ADMINISTRATION OF THE PLAN AND TRUST............................    22
     9.1    Appointment of Committee........................................    22
     9.2    Officers and Agents of the Committee............................    22
     9.3    Action of the Committee.........................................    22
     9.4    Expenses and Compensation.......................................    22
     9.5    General Powers of the Committee.................................    22
     9.6    Specific Powers of the Committee................................    23
     9.7    Allocation of Fiduciary Responsibility..........................    23
     9.8    Information to be Submitted to the Committee....................    24
     9.9    Claims Procedure................................................    24
     9.10   Service of Process..............................................    25
     9.11   Review of Statements............................................    25
     9.12   Funding Policy..................................................    25
     9.13   The Trust Fund..................................................    25
     9.14   Qualifying Employer Securities..................................    26

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ARTICLE 10 - LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS...................    27
     10.1   Priority over Other Provisions..................................    27
     10.2   Definitions Used in this Article................................    27
     10.3   General Allocation Limitation...................................    27
     10.4   Limitation on Deferral Contributions............................    28
     10.5   Limitation on Matching and After-tax Contributions..............    30
     10.6   Aggregation Rules...............................................    31
     10.7   Multiple Use of Alternative Limitation..........................    31

ARTICLE 11 - RESTRICTIONS ON DISTRIBUTIONS..................................    33
     11.1   Priority over Other Distribution Provisions.....................    33
     11.2   General Restrictions............................................    33
     11.3   Restrictions on Commencement of Distributions...................    33
     11.4   Required Distributions..........................................    33
     11.5   Delayed Payments................................................    34

ARTICLE 12 - TOP-HEAVY PROVISIONS...........................................    35
     12.1   Priority over Other Plan Provisions.............................    35
     12.2   Definitions Used in this Article. . . . . . . . . ..............    35
     12.3   Minimum Allocation..............................................    37
     12.4   Modification of Aggregate Benefit Limit.........................    38

ARTICLE 13 - AMENDMENT OF THE PLAN..........................................    40
     13.1   Right of Company to Amend Plan..................................    40
     13.2   Amendment Procedure.............................................    40
     13.3   Effect on Participating Employers...............................    40

ARTICLE 14 - TERMINATION AND PARTIAL TERMINATION............................    41
     14.1   Continuance of Plan.............................................    41
     14.2   Complete Vesting................................................    41
     14.3   Disposition of the Trust Fund...................................    41
     14.4   Withdrawal by a Participating Employer..........................    41

ARTICLE 15 - MISCELLANEOUS..................................................    42
     15.1   Reversion Prohibited............................................    42
     15.2   Bonding, Insurance, and Indemnity...............................    42
     15.3   Merger, Consolidation or Transfer of Assets.....................    43
     15.4   Spendthrift Clause..............................................    43
     15.5   No Employment Rights............................................    43
     15.6   Gender, Tense, and Headings.....................................    43
     15.7   Veterans' Rights................................................    43
     15.8   Governing Law...................................................    44

                                    PREAMBLE
                                    --------

          Effective as of May 1, 1998, Mobile Telecommunication Technologies Corp. (the "Company"), hereby adopts this amendment and restatement of the SkyTel Communications, Inc. Section 401(k) Employee Retirement Plan (the "Plan"). The Plan was originally established, effective June 29, 1988, as the Com/Nav Marine, Inc. Salary Reduction Plan and Trust and was subsequently amended and restated, effective February 1, 1991, as the Mobile Telecommunications Technologies Corp. 401(k) Employee Retirement Plan and Trust. The Plan was subsequently amended several times, including an amendment, effective February 2, 1998, to provide for a separate trust agreement. The Company maintains the Plan for the benefit of its eligible employees and the eligible employees of those of its subsidiaries which adopt the Plan.

          The Plan is a profit sharing plan with a cash or deferred arrangement intended to qualify under Code section 401(a) and to meet the requirements of Code Section 401(k), and the Trust Fund established pursuant to the Plan is intended to constitute a tax-exempt trust under Code Section 501(a). The Plan is hereby designated as a profit sharing plan under Code Section 401(a)(27) notwithstanding the fact that contributions are made without regard to current or accumulated profits of the Participating Employers.

          The provisions of the Plan shall apply to all Participants who are credited with an Hour of Service on or after May 1, 1998, except where a retroactive effective date is expressly provided or required by law. The right, if any, of any other Participant to receive a benefit under the Plan, and the amount of such benefit earned prior to such date, shall be determined under the provisions of the Plan in effect as of the date such Participant was last credited with an Hour of Service. The provisions of the Plan shall govern the administration of any Participant's benefits.

          Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.

                                   ARTICLE 1.

                                  DEFINITIONS
                                  -----------


          1.1.  "ACCOUNT" MEANS, COLLECTIVELY, THE RECORDS, INCLUDING
                 -------
SUBACCOUNTS, MAINTAINED BY OR AT THE DIRECTION OF THE COMMITTEE TO DETERMINE THE INTEREST OF EACH PARTICIPANT IN THE ASSETS OF THE PLAN AND, INDIVIDUALLY, THE RECORDS RELATED TO A SPECIFIC TYPE OF CONTRIBUTION.

          1.2.  "AFTER-TAX CONTRIBUTIONS" MEANS CONTRIBUTIONS MADE BY A
                 -----------------------
PARTICIPANT TO THE PLAN ON AN AFTER-TAX BASIS.

          1.3.  "AFTER-TAX CONTRIBUTIONS ACCOUNT" MEANS THE ACCOUNT ESTABLISHED
                 -------------------------------
FOR A PARTICIPANT THE BALANCE OF WHICH IS ATTRIBU-TABLE TO THE PARTICIPANT'S AFTER-TAX CONTRIBUTIONS AND EARNINGS AND LOSSES OF THE TRUST FUND WITH RESPECT TO SUCH CONTRIBUTIONS.

          1.4.  "BENEFICIARY" MEANS THE ONE OR MORE PERSONS OR ENTITIES ENTITLED
                 -----------
TO RECEIVE DISTRIBUTION OF A PARTICIPANT'S INTEREST IN THE PLAN IN THE EVENT OF HIS DEATH.

          1.5.  "BOARD" MEANS THE BOARD OF DIRECTORS OF THE COMPANY.
                 -----

          1.6.  "CODE" MEANS THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM
                 ----
TIME TO TIME.

          1.7.  "COMMITTEE" MEANS THE COMMITTEE APPOINTED BY THE COMPANY TO
                 ---------
ADMINISTER THE PLAN, PURSUANT TO ARTICLE 9.

          1.8.  "COMPANY" MEANS MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., A
                 -------
MISSISSIPPI CORPORATION.

          1.9.  "COMPENSATION" MEANS THE BASE WAGES, BONUSES, SHIFT
                 ------------
DIFFERENTIALS, COMMISSIONS, AND OVERTIME PAID TO AN EMPLOYEE BY THE PARTICIPATING EMPLOYERS DURING THE PORTION OF THE PLAN YEAR THE EMPLOYEE WAS A PARTICIPANT. IN ADDITION, COMPENSATION SHALL INCLUDE ANY CONTRIBUTIONS MADE BY A PARTICIPATING EMPLOYER ON BEHALF OF AN EMPLOYEE PURSUANT TO A DEFERRAL ELECTION UNDER THE PLAN OR UNDER ANY OTHER EMPLOYEE BENEFIT PLAN CONTAINING A CASH OR DEFERRED ARRANGEMENT UNDER CODE SECTION 401(K) AND ANY AMOUNTS THAT WOULD HAVE BEEN RECEIVED AS CASH BUT FOR AN ELECTION TO RECEIVE BENEFITS UNDER A CAFETERIA PLAN MEETING THE REQUIREMENTS

OF CODE SECTION 125. IN THE EVENT THE EMPLOYEE IS NOT A PARTICIPANT DURING THE ENTIRE PLAN YEAR, COMPENSATION FOR PURPOSES OF ALLOCATING EMPLOYER CONTRIBUTIONS SHALL INCLUDE ONLY THE AMOUNT EARNED WHILE A PARTICIPANT. THE COMPENSATION OF AN EMPLOYEE TAKEN INTO ACCOUNT UNDER THE PLAN FOR ANY PLAN YEAR WILL NOT EXCEED $160,000, AS SUCH AMOUNT MAY BE ADJUSTED BY THE SECRETARY OF THE TREASURY PURSUANT TO CODE SECTION 401(A)(17). IN THE CASE OF ANY PLAN YEAR OF LESS THAN 12 MONTHS, THE $160,000 LIMITATION WILL BE PRORATED ON THE BASIS OF THE NUMBER OF MONTHS IN THE SHORT PLAN YEAR.

          1.10.  "CONTROLLED GROUP" MEANS THE COMPANY AND ALL OTHER
                  ----------------
CORPORATIONS, OR OTHER TRADES OR BUSINESSES, THE EMPLOYEES OF WHICH, TOGETHER WITH EMPLOYEES OF THE COMPANY, ARE REQUIRED BY CODE SECTION 414 TO BE TREATED AS IF THEY WERE EMPLOYED BY A SINGLE EMPLOYER, BUT ONLY TO THE EXTENT OF THE APPLICABLE REQUIREMENT.

          1.11.  "CONTROLLED GROUP MEMBER" MEANS EACH CORPORATION, OR OTHER
                  -----------------------
TRADE OR BUSINESS, THAT IS OR WAS A MEMBER OF THE CONTROLLED GROUP, BUT ONLY DURING SUCH PERIOD AS IT IS OR WAS SUCH A MEMBER.

          1.12.  "DEFERRAL CONTRIBUTION" MEANS THE AMOUNT OF A PARTICIPANT'S
                  ---------------------
COMPENSATION THAT HE ELECTS TO HAVE CONTRIBUTED TO THE PLAN BY A PARTICIPATING EMPLOYER RATHER THAN PAID IN CASH.

          1.13.  "DEFERRAL CONTRIBUTION ACCOUNT" MEANS THE ACCOUNT ESTABLISHED
                  -----------------------------
FOR A PARTICIPANT, THE BALANCE OF WHICH IS ATTRIBUTABLE TO THE PARTICIPANT'S DEFERRAL CONTRIBUTIONS AND EARNINGS AND LOSSES OF THE TRUST FUND WITH RESPECT TO SUCH CONTRIBUTIONS.

          1.14.  "DISABILITY" MEANS A DISABILITY AS DEFINED IN THE SOCIAL
                  ----------
SECURITY ACT, AS AMENDED.

          1.15.  "DISCRETIONARY CONTRIBUTION" MEANS A PARTICIPATING EMPLOYER
                  --------------------------
DISCRETIONARY CONTRIBUTION MADE TO THE PLAN PURSUANT TO ARTICLE 3.

          1.16.  "DISCRETIONARY CONTRIBUTION ACCOUNT" MEANS THE ACCOUNT
                  ----------------------------------
ESTABLISHED FOR EACH PARTICIPANT, THE BALANCE OF WHICH IS ATTRIBUTABLE TO DISCRETIONARY CONTRIBUTIONS AND EARNINGS AND LOSSES OF THE TRUST FUND WITH RESPECT TO SUCH CONTRIBUTIONS.

          1.17.  "EFFECTIVE DATE" MEANS JUNE 29, 1988.
                  --------------

          1.18.  "ELIGIBLE EMPLOYEE" MEANS AN EMPLOYEE WHO IS ELIGIBLE TO MAKE A
                  -----------------
DEFERRAL CONTRIBUTION UNDER ARTICLE II.

          1.19.  "EMPLOYEE" MEANS ANY PERSON WHO IS:  (I) EMPLOYED BY A
                  --------
PARTICIPATING EMPLOYER IF THEIR RELATIONSHIP IS, FOR FEDERAL INCOME TAX PURPOSES, THAT OF EMPLOYER AND EMPLOYEE, OR (II) A "LEASED EMPLOYEE" OF A PARTICIPATING EMPLOYER WITHIN THE MEANING OF CODE SECTION 414(N)(2), BUT ONLY FOR PURPOSES OF THE REQUIREMENTS OF CODE SECTION 414(N)(3).

          1.20.  "EMPLOYMENT COMMENCEMENT DATE" MEANS THE DATE ON WHICH AN
                  ----------------------------
EMPLOYEE FIRST PERFORMS AN HOUR OF SERVICE.

          1.21.  "ENTRY DATE" MEANS THE FIRST DAY OF A PAYROLL PERIOD.
                  ----------

          1.22.  "ERISA" MEANS THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
                  -----
1974, AS AMENDED.

          1.23.  "HIGHLY COMPENSATED EMPLOYEE" MEANS, EFFECTIVE JANUARY 1, 1997,
                  ---------------------------
WITH RESPECT TO A PLAN YEAR, ANY EMPLOYEE WHO DURING THE PRECEDING PLAN YEAR:
                                                         ---------

               (i) was at any time a 5% owner (as defined in Section 416(i)(1) of the Code) of a Controlled Group Member; or

               (ii) received compensation (as defined in Section 414(q)(7) of the Code) from Controlled Group Members in excess of $80,000 (as adjusted under the Code).

               With respect to the Plan Year, the term "Highly Compensated Employee" also means any Employee who meets the requirements of paragraph (i) above during such Plan Year.

               The identification of Highly Compensated Employees under this Section shall be made in accordance with the provisions of Section 414(q) of the Code and the Regulations thereunder.

          1.24.  "HOUR OF SERVICE" MEANS AN HOUR OF SERVICE, WITHIN THE MEANING
                  ---------------
OF 29 C.F.R. (S) 2530.200B-2.

          1.25.  "MATCHING CONTRIBUTION" MEANS THE MATCHING CONTRIBUTION MADE TO
                  ---------------------
THE PLAN BY A PARTICIPATING EMPLOYER PURSUANT TO ARTICLE 3.

          1.26.  "MATCHING CONTRIBUTION ACCOUNT" MEANS THE ACCOUNT ESTABLISHED
                  -----------------------------
FOR EACH PARTICIPANT, THE BALANCE OF WHICH IS ATTRIBUTABLE TO MATCHING CONTRIBUTIONS AND EARNINGS AND LOSSES OF THE TRUST FUND WITH RESPECT TO SUCH CONTRIBUTIONS.

          1.27.  "MONTH OF SERVICE" MEANS EACH THIRTY DAY PERIOD OF SERVICE,
                  ----------------
BEGINNING ON AN EMPLOYMENT COMMENCEMENT DATE, IN WHICH AN EMPLOYEE IS CREDITED WITH AT LEAST ONE HOUR OF SERVICE. MONTHS OF SERVICE CREDITED TO AN EMPLOYEE WHO IS NOT AN ELIGIBLE EMPLOYEE ARE FORFEITED UPON A TERMINATION OF EMPLOYMENT, UNLESS THE EMPLOYEE'S REEMPLOYMENT COMMENCEMENT DATE OCCURS WITHIN SEVEN (7) CALENDAR MONTHS OF THE TERMINATION.

          1.28.  "PARTICIPANT" MEANS AN EMPLOYEE OR FORMER EMPLOYEE WHO HAS MET
                  -----------
THE APPLICABLE ELIGIBILITY REQUIREMENTS OF ARTICLE 2 AND WHO HAS NOT YET RECEIVED A DISTRIBUTION OF THE ENTIRE AMOUNT OF HIS INTEREST IN THE PLAN.

          1.29.  "PARTICIPATING EMPLOYER" MEANS THE COMPANY AND ANY CONTROLLED
                  ----------------------
GROUP MEMBER OR ORGANIZATIONAL UNIT OF EITHER WHICH IS DESIGNATED AS A PARTICIPATING EMPLOYER PURSUANT TO ARTICLE 8.

          1.30.  "PLAN" MEANS THE SKYTEL COMMUNICATIONS, INC. SECTION 401(K)
                  ----
EMPLOYEE RETIREMENT PLAN.

          1.31.  "PLAN YEAR" MEANS THE PERIOD WITH RESPECT TO WHICH THE RECORDS
                  ---------
OF THE PLAN ARE MAINTAINED, WHICH IS THE CALENDAR YEAR.

          1.32.  "QUALIFIED DOMESTIC RELATIONS ORDER" MEANS A JUDGEMENT, DECREE,
                  ----------------------------------
OR ORDER MADE PURSUANT TO A STATE DOMESTIC RELATIONS LAW AND WHICH SATISFIES REQUIREMENTS OF CODE SECTION 414(P).

          1.33.  "QUALIFYING EMPLOYER SECURITIES" MEANS SECURITIES OF THE
                  ------------------------------
COMPANY THAT SATISFY THE DEFINITION OF SECTION 407(D)(5) OF ERISA.

          1.34.  "QUALIFIED NONELECTIVE ACCOUNT" MEANS THE ACCOUNT ESTABLISHED
                  -----------------------------
FOR EACH PARTICIPANT, THE BALANCE OF WHICH IS ATTRIBUTABLE TO ANY QUALIFIED NONELECTIVE CONTRIBUTIONS MADE WITH

RESPECT TO THE PARTICIPANT AND EARNINGS AND LOSSES WITH RESPECT TO SUCH CONTRIBUTIONS.

          1.35.  "QUALIFIED NONELECTIVE CONTRIBUTION" MEANS A PARTICIPATING
                  ----------------------------------
EMPLOYER CONTRIBUTION MADE PURSUANT TO ARTICLE 3 THAT (A) PARTICIPANTS ELIGIBLE TO SHARE THEREIN MAY NOT ELECT TO RECEIVE IN CASH UNTIL DISTRIBUTION FROM THE PLAN, (B) ARE NONFORFEITABLE WHEN MADE, AND (C) ARE DISTRIBUTABLE ONLY IN ACCORDANCE WITH THE DISTRIBUTION RULES APPLICABLE TO DEFERRAL CONTRIBUTIONS.

          1.36.  "QUALIFIED PLAN" MEANS AN EMPLOYEE BENEFIT PLAN THAT IS
                  --------------
QUALIFIED UNDER CODE SECTION 401(A).

          1.37.  "REEMPLOYMENT COMMENCEMENT DATE" MEANS THE FIRST DATE AFTER THE
                  ------------------------------
DATE ON WHICH AN EMPLOYEE LAST CEASED TO PERFORM SERVICE ON WHICH HE AGAIN PERFORMS SERVICE.

          1.38.  "RESTATEMENT DATE" MEANS MAY 1, 1998.
                  ----------------

          1.39.  "ROLLOVER ACCOUNT" MEANS THE ACCOUNT ESTABLISHED FOR EACH
                  ----------------
PARTICIPANT, THE BALANCE OF WHICH IS ATTRIBUTABLE TO THE PARTICIPANT'S ROLLOVER CONTRIBUTIONS MADE PURSUANT TO ARTICLE 3, PLUS EARNINGS (OR LOSSES) WITH RESPECT TO SUCH CONTRIBUTIONS.

          1.40.  "SERVICE" MEANS SERVICE AS AN EMPLOYEE TO ANY CONTROLLED GROUP
                  -------
MEMBER.

          1.41.  "TELEPHONE RESPONSE SYSTEM" MEANS THE TELEPHONE RESPONSE
                  -------------------------
SYSTEM, IF ANY, MAINTAINED BY THE TRUSTEE, OR AN AFFILIATE THEREOF, FOR PURPOSES OF THE PLAN AND TRUST FUND AND BY MEANS OF WHICH A PARTICIPANT MAY MAKE OR PROVIDE CERTAIN ELECTIONS, AUTHORIZATIONS, DIRECTIONS, AND INSTRUCTIONS UNDER THE PLAN AND TRUST FUND. ALL ELECTIONS, AUTHORIZATIONS, DIRECTIONS, AND INSTRUCTIONS MADE BY A PARTICIPANT BY MEANS OF THE TELEPHONE RESPONSE SYSTEM SHALL BE PROCESSED BY THE TRUSTEE OR ITS AFFILIATES ONLY AFTER THE IDENTITY OF THE PARTICIPANT IS VERIFIED BY USE OF A PERSONAL IDENTIFICATION NUMBER FURNISHED BY THE TRUSTEE OR ITS AFFILIATE AND SHALL BE SUBJECT TO AND BECOME EFFECTIVE IN ACCORDANCE WITH THE WRITTEN RULES OF THE TELEPHONE RESPONSE SYSTEM AS PREPARED BY THE TRUSTEE OR ITS AFFILIATES AND IN EFFECT FROM TIME TO TIME.

          1.42.  "TRUST AGREEMENT" MEANS THE AGREEMENT OR AGREEMENTS EXECUTED BY
                  ---------------
THE COMPANY AND THE TRUSTEE WHICH ESTABLISHES A TRUST FUND TO PROVIDE FOR THE INVESTMENT,

REINVESTMENT, ADMINISTRATION, AND DISTRIBUTION OF CONTRIBUTIONS MADE UNDER THE PLAN AND THE EARNINGS THEREON, AS AMENDED FROM TIME TO TIME.

          1.43.  "TRUST FUND" MEANS THE ASSETS OF THE PLAN HELD BY THE TRUSTEE
                  ----------
PURSUANT TO THE TRUST AGREEMENT.

          1.44.  "TRUSTEE" MEANS THE ONE OR MORE INDIVIDUALS OR ORGANIZATIONS
                  -------
WHO HAVE ENTERED INTO THE TRUST AGREEMENT AS TRUSTEE, AND ANY DULY APPOINTED SUCCESSOR.

          1.45.  "VALUATION DATE" MEANS THE DATE WITH RESPECT TO WHICH THE
                  --------------
TRUSTEE DETERMINES THE FAIR MARKET VALUE OF THE ASSETS COMPRISING THE TRUST FUND OR ANY PORTION THEREOF. THE REGULAR VALUATION DATE WILL BE EACH DAY THE NEW YORK STOCK EXCHANGE IS OPEN.

                                   ARTICLE 2.

                                 PARTICIPATION
                                 -------------


          2.1.  ELIGIBILITY TO PARTICIPATE.  SUBJECT TO SECTION 2.2, EACH
                --------------------------
EMPLOYEE WHO IS AN ELIGIBLE EMPLOYEE ON THE RESTATEMENT DATE WILL CONTINUE TO BE AN ELIGIBLE EMPLOYEE AS OF DATE, PROVIDED HE IS THEN EMPLOYED BY A PARTICIPATING EMPLOYER. EACH OTHER EMPLOYEE WILL BECOME AN ELIGIBLE EMPLOYEE AS OF THE FIRST ENTRY DATE FOLLOWING THE DATE HE COMPLETES SIX (6) MONTHS OF SERVICE AND HAS ATTAINED AGE TWENTY-ONE (21), IF HE IS THEN EMPLOYED BY A PARTICIPATING EMPLOYER.

          2.2.  EXCLUSIONS FROM PARTICIPATION.
                -----------------------------

                2.2.1.  Ineligible Employees.  An Employee who is otherwise
                        --------------------
eligible to participate in the Plan will not become or continue as an Eligible Employee if (i) he is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan; (ii) he is a nonresident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); (iii) he is not employed by a Participating Employer; (iv) he is a leased employee required to be treated as an Employee under Code Section 414(n); or (v) he is then on an approved leave of absence without pay or in the service of the armed forces of the United States.

                2.2.2.  Participation after Exclusion.  An Employee who is
                        -----------------------------
excluded from participation on account of Subsection (a) will become an Eligible Employee on the first day he is no longer described in Subsection (a), provided that he is credited with at least six Months Service.

          2.3.  REEMPLOYMENT PROVISIONS.  AN ELIGIBLE EMPLOYEE WHO TERMINATES
                -----------------------
EMPLOYMENT CEASES IMMEDIATELY TO BE AN ELIGIBLE EMPLOYEE, BUT WILL AGAIN BECOME AN ELIGIBLE EMPLOYEE UPON REEMPLOYMENT BY A PARTICIPATING EMPLOYER. ANY OTHER REHIRED EMPLOYEE MUST SATISFY THE REQUIREMENTS OF SECTION 2.1 TO BECOME AN ELIGIBLE EMPLOYEE.

                                   ARTICLE 3.

                                 CONTRIBUTIONS
                                 -------------


          3.1.  PARTICIPANT DEFERRAL CONTRIBUTIONS.
                ----------------------------------

                3.1.1.  Amount of Deferral Contributions.  Subject to Subsection
                        --------------------------------
(c) and Article 10, an Eligible Employee may elect, in accordance with procedures established by the Committee, to defer 1% through 15% (in full percentage point increments) of his Compensation paid with respect to a payroll period and to have the amount deferred contributed to his Deferral Contribution Account as a Deferral Contribution.

                3.1.2.  Modification and Suspension.  A Participant may increase
                        ---------------------------
or decrease the amount of his Deferral Contributions, or may suspend his Deferral Contributions, at any time during the Plan Year, effective as soon thereafter as practicable.

                3.1.3.  Limitations on Deferral Contributions.  The sum of a
                        -------------------------------------
Participant's Deferral Contributions and his elective deferrals (within the meaning of Code Section 402(g)(3)) under any other plan, contract, or arrangement of any Controlled Group Member shall not exceed $10,000 (as adjusted for cost of living increases in the manner described in Code Section 415(d)) for any taxable year of the Participant. Deferral Contributions also will be subject to the limitations set forth in Article 10. In the event a Participant's Deferral Contributions and other elective deferrals (whether or not under a plan, contract or arrangement of a Controlled Group Member) for any taxable year exceed the foregoing $10,000 limitation, the excess allocated by the Participant to Deferral Contributions (adjusted for Trust Fund earnings and losses in the manner described in Article 10) may, in the discretion of the Committee, be distributed to the Participant no later than April 15 following the close of such taxable year, provided the Participant so notifies the Committee prior to March 1. The amount of Deferral Contributions distributed pursuant to this Section with respect to a Participant for a Plan Year will be reduced by any excess Deferral Contributions previously distributed to the Participant pursuant to Article 10 for the same Plan Year.

          3.2.  PARTICIPANT AFTER-TAX CONTRIBUTIONS. SUBJECT TO ARTICLE 10, AN
                -----------------------------------
ELIGIBLE EMPLOYEE MAY ELECT, IN ACCORDANCE WITH PROCEDURES ESTABLISHED BY THE COMMITTEE, TO CONTRIBUTE 1% TO 10% (IN FULL PERCENTAGE INCREMENTS) OF HIS COMPENSATION PAID WITH RESPECT TO A PAYROLL PERIOD TO HIS AFTER-TAX CONTRIBUTION ACCOUNT.

          3.3.  PARTICIPATING EMPLOYER MATCHING CONTRIBUTIONS.  SUBJECT TO
                ---------------------------------------------
ARTICLE 10, THE PARTICIPATING EMPLOYERS SHALL PAY TO THE TRUSTEE AS A MATCHING CONTRIBUTION FOR EACH CALENDAR QUARTER IN THE PLAN YEAR AN AMOUNT EQUAL TO 50% OF EACH PARTICIPANT'S DEFERRAL CONTRIBUTIONS MADE WITH RESPECT TO SUCH CALENDAR QUARTER, BUT ONLY UP TO A MAXIMUM OF $1,000 PER YEAR AND ONLY IF THE PARTICIPANT IS AN ELIGIBLE EMPLOYEE ON THE LAST DAY OF SUCH CALENDAR QUARTER. THE MATCHING CONTRIBUTION MAY BE MADE IN CASH OR QUALIFYING EMPLOYER SECURITIES, OR A COMBINATION THEREOF, AS DIRECTED BY THE COMMITTEE, AND SHALL BE ALLOCATED TO THE PARTICIPANT'S MATCHING CONTRIBUTION ACCOUNT.

          3.4.  DISCRETIONARY CONTRIBUTIONS.  SUBJECT TO ARTICLE 10, EACH
                ---------------------------
PARTICIPATING EMPLOYER SHALL PAY TO THE TRUSTEE AS A DISCRETIONARY CONTRIBUTION THE AMOUNT, IF ANY, DETERMINED BY ITS BOARD OF DIRECTORS. DISCRETIONARY CONTRIBUTIONS, IF ANY, MADE WITH RESPECT TO A PLAN YEAR SHALL BE ALLOCATED TO THE DISCRETIONARY CONTRIBUTION ACCOUNTS OF PARTICIPANTS WHO ARE ELIGIBLE EMPLOYEES OF THE APPLICABLE PARTICIPATING EMPLOYER ON THE LAST DAY OF SUCH PLAN YEAR IN PROPORTION TO THEIR COMPENSATION. A PARTICIPANT WHO IS ON A LEAVE OF ABSENCE WILL NOT BE REGARDED AS AN EMPLOYEE FOR THIS PURPOSE.

          3.5.  QUALIFIED NONELECTIVE CONTRIBUTIONS.  SUBJECT TO ARTICLE 10, FOR
                -----------------------------------
ANY PLAN YEAR, A PARTICIPATING EMPLOYER, IN ITS SOLE DISCRETION, MAY MAKE QUALIFIED NONELECTIVE CONTRIBUTIONS TO A PARTICIPANT'S QUALIFIED NONELECTIVE ACCOUNT. THE PARTICIPATING EMPLOYER SHALL DESIGNATE TO THE TRUSTEE THE PLAN YEAR FOR WHICH, THE PARTICIPANTS TO WHOM, AND THE PROPORTIONS IN WHICH ANY QUALIFIED NONELECTIVE CONTRIBUTIONS ARE TO BE ALLOCATED.

          3.6.  TIME OF PAYMENT.  DEFERRAL CONTRIBUTIONS AND AFTER-TAX
                ---------------
CONTRIBUTIONS SHALL BE PAID TO THE TRUSTEE AS SOON AS PRACTICABLE FOLLOWING THE DATE THE AMOUNT WOULD OTHERWISE HAVE BEEN PAID TO THE PARTICIPANT. MATCHING CONTRIBUTIONS SHALL BE PAID AS SOON AS PRACTICABLE FOLLOWING THE END OF THE CALENDAR QUARTER FOR WHICH THEY ARE MADE. DISCRETIONARY CONTRIBUTIONS AND QUALIFIED NONELECTIVE CONTRIBUTIONS MAY BE PAID TO THE TRUSTEE ON ANY DATE OR DATES SELECTED BY THE PARTICIPATING EMPLOYER, BUT NO LATER THAN THE TIME PRESCRIBED BY LAW (INCLUDING EXTENSIONS) FOR FILING THE PARTICIPATING EMPLOYER'S FEDERAL INCOME TAX RETURN FOR THE TAX YEAR ENDING WITH OR WITHIN THE PLAN YEAR.

          3.7.  ROLLOVER AND TRANSFER CONTRIBUTIONS.  THE TRUSTEE IS AUTHORIZED
                -----------------------------------
TO ACCEPT A CASH CONTRIBUTION ATTRIBUTABLE TO PARTICIPATION IN A QUALIFIED PLAN FROM AN EMPLOYEE WHO IS, OR ON COMPLETION OF SIX MONTHS OF SERVICE IS EXPECTED TO BECOME, A PARTICIPANT, PROVIDED THE EMPLOYEE ESTABLISHES TO THE SATISFACTION OF THE COMMITTEE THAT THE CONTRIBUTION QUALIFIES AS A DIRECT ROLLOVER, WITHIN THE MEANING OF CODE SECTION 401(A)(31), OR A ROLLOVER CONTRIBUTION, WITHIN THE MEANING OF CODE SECTIONS 402(C), 403(A)(4), OR 408(D)(3)(A)(II). A ROLLOVER CONTRIBUTION MADE UNDER THIS SECTION SHALL BE ALLOCATED TO THE EMPLOYEE'S ROLLOVER ACCOUNT. AT THE DIRECTION OF THE COMMITTEE, THE TRUSTEE ALSO IS AUTHORIZED TO ACCEPT A DIRECT TRANSFER OF ASSETS TO THE PLAN ON BEHALF OF AN EMPLOYEE FROM THE TRUSTEE OR OTHER FUNDING AGENT OF A QUALIFIED PLAN. ANY SUCH ASSETS SHALL BE ALLOCATED AS PROVIDED IN THE DIRECTION BY THE COMMITTEE TO THE TRUSTEE.

                                   ARTICLE 4.

                    ADMINISTRATION OF PARTICIPANTS' ACCOUNTS
                    ----------------------------------------


          4.1.  ESTABLISHMENT OF ACCOUNTS.  THE COMMITTEE SHALL ESTABLISH FOR
                -------------------------
EACH PARTICIPANT A DEFERRAL CONTRIBUTION ACCOUNT, MATCHING CONTRIBUTION ACCOUNT, AND, IF APPROPRIATE, A DISCRETIONARY CONTRIBUTION ACCOUNT, AFTER-TAX CONTRIBUTION ACCOUNT, QUALIFIED NONELECTIVE ACCOUNT, AND ROLLOVER ACCOUNT AND MAY ESTABLISH ONE OR MORE SUBACCOUNTS OF ANY ACCOUNT.

          4.2.  INVESTMENT OF ACCOUNTS.  A PARTICIPANT'S ACCOUNT WILL BE
                ----------------------
INVESTED BY THE TRUSTEE IN ACCORDANCE WITH THE PARTICIPANT'S DIRECTIONS IN THE INVESTMENT FUNDS ESTABLISHED FOR SUCH PURPOSE PURSUANT TO THE TRUST AGREEMENT. THE COMMITTEE FROM TIME TO TIME WILL ESTABLISH RULES AND PROCEDURES REGARDING PARTICIPANT INVESTMENT DIRECTIONS, INCLUDING, WITHOUT LIMITATION, RULES AND PROCEDURES WITH RESPECT TO THE MANNER IN WHICH SUCH DIRECTIONS MAY BE FURNISHED, THE FREQUENCY WITH WHICH SUCH DIRECTIONS MAY BE CHANGED DURING THE PLAN YEAR AND THE MINIMUM PORTION OF A PARTICIPANT'S ACCOUNT THAT MAY BE INVESTED IN ANY ONE INVESTMENT FUND. TO THE EXTENT PERMITTED BY LAW, NEITHER THE COMMITTEE NOR ANY OTHER PLAN FIDUCIARY WILL BE RESPONSIBLE FOR ANY LOSSES RESULTING FROM A PARTICIPANT'S INDIVIDUAL SELECTION OF AN INVESTMENT FUND OPTION. PARTICIPANTS AND THEIR BENEFICIARIES ARE IN NO WAY GUARANTEED AGAINST LOSS, DEPRECIATION, OR FLUCTUATION OF THE VALUE OF THE ASSETS OF THE TRUST FUND.


          4.3.  ALLOCATION OF TRUST FUND INCOME AND LOSS.
                ----------------------------------------

                4.3.1.  Accounting Records.  The Committee shall clearly
                        ------------------
segregate, or cause to be segregated, each Account and subaccount and will maintain, or cause to be maintained, a separate and distinct record of all income and losses of the Trust Fund attributable to each Account or subaccount. Income or loss of the Trust Fund will include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund.

                4.3.2.  Method of Allocation.  The fair market value of the
                        --------------------
assets comprising the Trust Fund will be determined by the Trustee as of each Valuation Date. The share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the Trust Fund attributable to each Account determined by the Committee as of each Valuation Date in a uniform and nondiscriminatory manner, based upon the ratio that each Account balance as of the previous Valuation Date bears to all Account balances after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate. The share of net income or net loss to be credited to, or deducted from, any subaccount will be an allocable portion of the net income or net loss credited to or deducted from the Account under which the subaccount is established.

          4.4.  ANNUAL STATEMENT OF ACCOUNTS.  THE COMMITTEE WILL FURNISH EACH
                ----------------------------
PARTICIPANT AND EACH BENEFICIARY OF A DECEASED PARTICIPANT, AT LEAST ANNUALLY, A STATEMENT SHOWING (I) THE VALUE OF HIS ACCOUNT AT THE END OF THE PLAN YEAR, (II) THE ALLOCATIONS TO AND DISTRIBUTIONS FROM HIS ACCOUNT DURING THE PLAN YEAR, AND
(III) HIS VESTED INTEREST IN HIS ACCOUNT AT THE END OF THE PLAN YEAR. NO STATEMENT WILL BE PROVIDED TO A PARTICIPANT OR BENEFICIARY AFTER THE PARTICIPANT'S ENTIRE VESTED INTEREST IN HIS ACCOUNT HAS BEEN DISTRIBUTED.

                                   ARTICLE 5.

                                    VESTING
                                    -------


          5.1.  FULL AND IMMEDIATE VESTING.  THE INTEREST OF EACH PARTICIPANT
                --------------------------
SHALL BE 100% VESTED IN EACH ACCOUNT MAINTAINED ON HIS BEHALF.

          5.2.  UNCLAIMED DISTRIBUTION.  IF THE COMMITTEE CANNOT LOCATE A PERSON
                ----------------------
ENTITLED TO RECEIVE A BENEFIT UNDER THE PLAN WITHIN A REASONABLE PERIOD (AS DETERMINED BY THE COMMITTEE IN ITS DISCRETION, BUT PRIOR TO THE DATE THE BENEFIT WOULD OTHERWISE ESCHEAT UNDER APPLICABLE STATE LAWS), THE AMOUNT OF THE BENEFIT WILL BE TREATED AS A FORFEITURE DURING THE PLAN YEAR IN WHICH THE PERIOD ENDS. IF AT ANY TIME BEFORE FINAL DISTRIBUTIONS ARE MADE FROM THE TRUST FUND FOLLOWING TERMINATION OF THE PLAN, A PERSON WHO WAS ENTITLED TO A BENEFIT WHICH HAS BEEN FORFEITED UNDER THIS SECTION MAKES A CLAIM TO THE COMMITTEE FOR HIS BENEFIT, HE WILL BE ENTITLED TO RECEIVE, AS SOON AS ADMINISTRATIVELY FEASIBLE, A BENEFIT IN AN AMOUNT EQUAL TO THE VALUE OF THE FORFEITED BENEFIT ON THE DATE OF FORFEITURE. THIS BENEFIT WILL BE REINSTATED FROM PARTICIPATING EMPLOYER CONTRIBUTIONS MADE TO THE PLAN FOR THIS PURPOSE.

                                   ARTICLE 6.

                         DISTRIBUTIONS TO PARTICIPANTS
                         -----------------------------


          6.1.  BASIC RULES GOVERNING DISTRIBUTIONS.
                -----------------------------------

                6.1.1.  Timing of Distributions.  Except as otherwise provided
                        -----------------------
in this Article 6 and Article 11, distribution of a Participant's Account balance will be made as soon as practicable after the Valuation Date coinciding with or immediately following the Participant's termination of employment. Distributions pursuant to Sections 6.2 and 6.3 will be made as soon as practicable following the Committee's approval of the Participant's written request for withdrawal. If a loan to the Participant is outstanding from the Trust Fund on the date of a distribution, the amount distributed will be reduced by any security interest in the Participant's Account held by the Plan by reason of the loan.

                6.1.2.  Form of Distributions.  Distributions will be made in a
                        ---------------------
single lump sum payment, unless the Participant elects(A) an in-kind distribution of the Qualifying Employer Securities credited to his Account, or
(B) distribution in the form of installments, which may be paid (i) in an equal or unequal amount, and (ii) over any period which is less than the Participant's life expectancy.

                6.1.3.  Participant's Consent to Certain Payments.  If the
                        -----------------------------------------
amount of a Participant's vested Account balance exceeds $5,000, or exceeded this amount at the time of a prior distribution, the Committee will distribute the balance to him as soon as practicable following his attainment of age 65, unless he consents to an earlier distribution. Such consent must be given no more than 90 nor less than 30 days prior to the date the distribution is to begin. However, a distribution may commence less than 30 days after such consent is given, provided that (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving notice of his rights to defer the distribution to consider whether or not to elect a distribution, and (2) the Participant, after receiving the notice, affirmatively elects a distribution. This consent requirement will not apply to any distributions required under Article 10.

          6.2.  IN-SERVICE DISTRIBUTIONS.
                ------------------------

                6.2.1.  Distributions After Age 59-1/2.  A Participant who has
                        ------------------------------
not terminated employment and has attained age 59-1/2 may request a distribution in a single lump sum from his Deferral Contribution Account in any amount at any time.

                6.2.2.  Distribution after Normal Retirement Age.  A Participant
                        ----------------------------------------
who remains employed after attaining age 65 may withdraw in a single lump-sum all or part of his Account. Such distributions shall be funded by liquidating the Participant's Accounts in the following order: Deferral Contribution Account, After-tax Contributions Account, Rollover Account, Matching Deferral Contribution Account, Discretionary Contribution Account, and Qualified Nonelective Account.

                6.2.3.  After-tax Contributions.  A Participant who remains
                        -----------------------
employed and has an After-tax Contributions Account may request to make a lump-sum withdrawal from such Account at any time. Only one withdrawal may be made during each Plan Year, and a Participant who makes a withdrawal shall not be allowed to make After-tax Contributions for 180 days following the date of withdrawal, except as may be required to qualify for a hardship distribution. If the withdrawal reduces the aggregate value of the Participant's account to less than Five Hundred Dollars ($500.00), the Trustee shall distribute the remainder of such account to the Participant.

          6.3.  HARDSHIP DISTRIBUTIONS.
                ----------------------

                6.3.1.  General Rule.  Hardship withdrawals shall not be
                        ------------
available from February 2, 1998 to May 1, 1998. Effective May 1, 1998, a Participant who has not terminated employment may request a distribution from the vested portion of his Account in the event of the Participant's hardship. A distribution will be on account of hardship only if the distribution is necessary to satisfy an immediate and heavy financial need of the Participant, as defined below, and satisfies all other requirements of this Section.

                6.3.2.  Financial Need.  For purposes of this Subsection, a
                        --------------
distribution is made on account of an immediate and heavy financial need of the Participant only if the distribution is for: (i) the payment of medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code
Section 152); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition and reasonable living expenses (room and board) for the next twelve months of post-secondary education for the Participant, his or her spouse, children, or dependents; (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or (v) any other need that may be designated as an immediate and heavy financial need by the Commissioner of Internal Revenue.

                6.3.3.  Necessary to Satisfy Need.  A distribution will be
                        -------------------------
considered necessary to satisfy an immediate and heavy financial need of the Participant only if all four of the following requirements are satisfied: (i) the distribution is not in excess of the amount required to relieve the immediate and heavy financial need of the Participant (taking into account the taxable nature of the distribution); (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer; (iii) the Participant's elective contributions and any other employee contributions are suspended for at least twelve (12) months under the Plan, and any other plan maintained by a Controlled Group Member, after receipt of the hardship distribution; and (iv) the Participant does not make elective contributions under the Plan, or any other plan maintained by a Controlled Group Member, for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Deferral Contributions for the taxable year of the hardship distribution.

                6.3.4.  Limitation for Loans.  No distribution under this
                        --------------------
Section will be made in an amount that is greater than the excess of the Participant's vested interest in his Account over the aggregate amount of an outstanding loan, plus accrued interest, secured by the Participant's Account.

                6.3.5.  Source of Hardship Distribution.  A distribution to a
                        -------------------------------
Participant on account of hardship will be funded by liquidation of the Participant's Accounts in the order specified in Section 6.2(b), except that no part of a hardship distribution shall include earnings on Deferral Contributions. Furthermore, no amount shall be distributed on account of hardship that has not been allocated to an Account for at least twenty-four (24) months.

                6.3.6.  Form of Distribution.  A hardship withdrawal shall be
                        --------------------
distributed in a lump sum, unless the Participant elects distribution in the form of installments.

                6.3.7.  Frequency. A Participant may not obtain a hardship
                        ---------
distribution within twelve (12) months of a previous hardship distribution.

          6.4.  LOANS TO PARTICIPANTS.
                ---------------------

                6.4.1.  General Provisions.  The Committee shall establish a
                        ------------------
uniform and nondiscriminatory program that meets the requirements of this Section (the "Loan Program") for directing the Trustee to make a loan from the Plan to an Employee who is a Participant or a party-in-interest (as defined in Section 3(14) of ERISA) having distribution of his or her Account deferred. In establishing the requirements for eligibility under the Loan Program, the Committee may consider only those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. Loans shall not be available under the Loan Program from February 2, 1998, to May 1, 1998. Effective May 1, 1998, a Participant shall utilize the Telephone Response System to apply for a loan, and a representative of the Plan at the entity maintaining the Telephone Response System shall approve any application that satisfies the requirements of the Loan Program. Any loan so approved will be disbursed as soon as practicable following the date of application. Any loan applied for by means of the Telephone Response System shall be deemed made on the effective date of the application under the rules of the Telephone Response System.

          The loan application fee then in effect shall be charged to and paid from the Participant's Account and the investment funds in which it is invested as soon as practicable after the loan has been made in the same manner as the loan is charged as hereinafter provided, and any loan maintenance fees shall be charged in a similar manner. The loan application fee and any loan maintenance fees shall be determined by the Committee from time to time on a uniform and non-discriminatory basis without regard to the amount of the loan requested and shall be non-refundable. Any costs incurred at the request of a Participant in respect of the manner in which the loan proceeds are to be disbursed shall be paid by the Participant.

                6.4.2.  Terms and Conditions.  Any loan made under a Plan that
                        --------------------
is outstanding on the Restatement Date shall continue to be governed by its terms. As of the Restatement Date, the Loan Program includes the following requirements: (i) no loan will be for a term of longer than five years; (ii) all loans will become due and payable in full within thirty (30) days of the date the Participant's termination of employment and upon the occurrence of such other events as the Committee may from time to time specify, which events shall include any failure to make timely loan repayments, but the Participant's Account will not be reduced by the amount in default until the Participant is eligible for a distribution; (iii) all loans will bear a reasonable rate of interest, as determined by the Committee from time to time; (iv) all loans will be secured by the Participant's vested interest in his Account Fund; (v) payments of principal and interest will be made through payroll deductions sufficient to provide for substantially level amortization of principal and interest with payments not less frequently than quarterly, which will be irrevocably authorized by the Participant in writing on a form provided by the Committee at the time the loan is made; (vi) no more than one loan will be permitted to be outstanding with respect to a Participant at any time; and (vii) all loans will be evidenced by a note containing such additional terms and conditions as the Committee will determine.

                6.4.3.  Maximum Amount of Loans.  The amount of any loan made
                        -----------------------
pursuant to this Section, when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code
Section 72(p)(4)) of the Controlled Group, will not exceed the lesser of (i) one-half of the nonforfeitable interest in his Account, or (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of all other loans from qualified employer plans of the Controlled Group to the Participant during the 1-year period ending on the date on which such loan was made, over (B) the outstanding balance of all loans from qualified employer plans of the Controlled Group to the Participant on the date on which such loan was made.

                6.4.4.  Minimum Loan.  The minimum loan permitted under this
                        ------------
Section is $1,000.

                6.4.5.  Source of Loans.  All loans will be charged pro rata to
                        ---------------
the investment fund(s) in which the Participant's Account is invested. In the event a loan is applied for, but the Participant cancels the application for the loan before the loan is disbursed, any funds in the Participant's Account that had been obtained by liquidating investments in the investment funds in order to make the loan shall be reinvested in the investment funds as soon as practicable in accordance with the Participant's most recent investment election with respect to contributions.

                6.4.6.  Investment of Loan Payments.  All loans will be treated
                        ---------------------------
as a separate investment fund of the borrowing Participant. All payments with respect to a loan will be credited to the borrowing Participant's Account in proportion to the loan balance and will be invested according to his most recent investment direction for Deferral Contributions, or if none, as directed by the Committee.

                6.4.7.  Transferred Participants.  Notwithstanding Subsection
                        ------------------------
(b), a Participant who transfers to a Controlled Group Member that is not a Participating Employer may continue to repay any unpaid loan balance directly to the Plan or in such other manner as the Committee may permit. In addition, to the extent permitted by the Controlled Group Member to which the Participant is transferring, the Participant may repay such loan through payroll deductions.

          6.5.  REEMPLOYMENT OF PARTICIPANTS.  IF A PARTICIPANT WHO TERMINATED
                ----------------------------
EMPLOYMENT AGAIN BECOMES AN EMPLOYEE BEFORE RECEIVING A DISTRIBUTION OF HIS ACCOUNT BALANCE, NO DISTRIBUTION FROM THE TRUST FUND WILL BE MADE WHILE HE IS AN EMPLOYEE, AND AMOUNTS DISTRIBUTABLE TO HIM ON ACCOUNT OF HIS PRIOR TERMINATION WILL BE HELD IN THE TRUST FUND UNTIL HE IS AGAIN ENTITLED TO A DISTRIBUTION UNDER THE PLAN.

          6.6.  VALUATION OF ACCOUNTS.  A PARTICIPANT'S DISTRIBUTABLE ACCOUNT
                ---------------------
BALANCE WILL BE VALUED AS OF THE VALUATION DATE IMMEDIATELY PRECEDING THE DATE THE ACCOUNT IS TO BE DISTRIBUTED, EXCEPT THAT THERE WILL BE ADDED TO THE VALUE OF HIS ACCOUNT THE FAIR MARKET VALUE OF ANY EMPLOYER CONTRIBUTIONS ALLOCATED TO HIS ACCOUNT AFTER THAT VALUATION DATE.

          6.7.  DIRECT ROLLOVERS.
                ----------------

                6.7.1.  Rollover Rights.  A Participant who is entitled to a
                        ---------------
distribution under the Plan, his surviving spouse, or his former spouse who is the alternate payee under a Qualified Domestic Relations Order (a "distributee"), may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "eligible rollover distribution," other than a portion invested in a Participant loan, paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover."

                6.7.2.  Definitions.  For purposes of this Section, an "eligible
                        -----------
rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution to the extent such distribution is required under Code Section 401(a)(9); any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; and the portion of any distribution that is not includable in gross income. An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE 7.

                         DISTRIBUTIONS TO BENEFICIARIES
                         ------------------------------


          7.1.  DESIGNATION OF BENEFICIARY.  SUBJECT TO SECTION 7.2, EACH
                --------------------------
PARTICIPANT SHALL HAVE THE RIGHT TO DESIGNATE A BENEFICIARY OR BENEFICIARIES TO RECEIVE HIS VESTED ACCOUNT BALANCE UPON HIS DEATH. THE DESIGNATION WILL BE MADE ON FORMS PRESCRIBED BY THE COMMITTEE AND WILL BE EFFECTIVE UPON RECEIPT BY THE COMMITTEE. A PARTICIPANT WILL HAVE THE RIGHT TO CHANGE OR REVOKE ANY DESIGNATION BY FILING A NEW DESIGNATION OR NOTICE OF REVOCATION WITH THE COMMITTEE, BUT THE REVISED DESIGNATION OR REVOCATION WILL BE EFFECTIVE ONLY UPON RECEIPT BY THE COMMITTEE. UPON A LEGAL SEPARATION OR DISSOLUTION OF THE MARRIAGE OF A PARTICIPANT, ANY DESIGNATION OF THE PARTICIPANT'S FORMER SPOUSE AS A BENEFICIARY SHALL, EXCEPT AS EXPLICITLY PROVIDED IN A QUALIFIED DOMESTIC RELATIONS ORDER, BE TREATED AS THOUGH THE PARTICIPANT'S FORMER SPOUSE HAD PREDECEASED THE PARTICIPANT, UNLESS, SUBSEQUENT TO THE DIVORCE OR LEGAL SEPARATION, THE PARTICIPANT EXECUTES ANOTHER BENEFICIARY DESIGNATION THAT COMPLIES WITH THE PLAN AND THAT CLEARLY NAMES SUCH FORMER SPOUSE AS A BENEFICIARY.

          7.2.  CONSENT OF SPOUSE REQUIRED.  A PARTICIPANT WHO IS MARRIED MAY
                --------------------------
NOT DESIGNATE A BENEFICIARY OTHER THAN, OR IN ADDITION TO, HIS SPOUSE UNLESS HIS SPOUSE CONSENTS TO THE DESIGNATION BY MEANS OF A WRITTEN INSTRUMENT THAT IS SIGNED BY THE SPOUSE, IDENTIFIES THE SPECIFIC BENEFICIARY (INCLUDING ANY CLASS OF BENEFICIARIES OR ANY CONTINGENT BENEFICIARIES) ELECTED, CONTAINS AN ACKNOWLEDGMENT BY THE SPOUSE OF THE EFFECT OF THE CONSENT, AND IS WITNESSED BY A MEMBER OF THE COMMITTEE (OTHER THAN THE PARTICIPANT) OR BY A NOTARY PUBLIC. THE DESIGNATION WILL BE EFFECTIVE ONLY WITH RESPECT TO THE CONSENTING SPOUSE, WHOSE CONSENT WILL BE IRREVOCABLE. A BENEFICIARY DESIGNATION TO WHICH A SPOUSE HAS CONSENTED UNDER THIS SECTION WILL BE EFFECTIVE ONLY IF IT STATES THAT IT MAY NOT BE CHANGED BY THE PARTICIPANT, OTHER THAN TO DESIGNATE THE SPOUSE AS THE BENEFICIARY, WITHOUT SPOUSAL CONSENT, UNLESS THE SPOUSE'S PRIOR CONSENT EXPRESSLY PERMITS BENEFICIARY DESIGNATIONS BY THE PARTICIPANT WITHOUT ANY FURTHER CONSENT OF THE SPOUSE, IN WHICH CASE THE PRIOR CONSENT WILL BE EFFECTIVE AS TO SUBSEQUENT CHANGES ONLY IF IT ACKNOWLEDGES THAT THE SPOUSE HAS THE RIGHT TO LIMIT CONSENT TO A SPECIFIC BENEFICIARY, AND STATES THAT THE SPOUSE VOLUNTARILY ELECTS TO RELINQUISH SUCH RIGHT.

          7.3.  FAILURE TO DESIGNATE BENEFICIARY.  IN THE EVENT A PARTICIPANT
                --------------------------------
HAS NOT DESIGNATED A BENEFICIARY, OR IN THE EVENT NO BENEFICIARY SURVIVES A PARTICIPANT, THE DISTRIBUTION OF THE PARTICIPANT'S ACCOUNT BALANCE UPON HIS DEATH WILL BE MADE (I) TO THE PARTICIPANT'S SPOUSE, IF LIVING, OR (II) IF HIS SPOUSE IS NOT THEN LIVING, TO HIS ESTATE.

          7.4.  DISTRIBUTIONS TO BENEFICIARIES.  DISTRIBUTION OF A PARTICIPANT'S
                ------------------------------
ACCOUNT BALANCE TO THE PARTICIPANT'S BENEFICIARY WILL BE MADE AS SOON AS PRACTICABLE AFTER THE PARTICIPANT'S DEATH IN A SINGLE LUMP SUM PAYMENT, EVEN IF THE PARTICIPANT HAD ALREADY BEGUN RECEIVING A DISTRIBUTION IN THE FORM OF INSTALLMENTS. THE BENEFICIARY ALSO MAY ELECT AN IN-KIND DISTRIBUTION OF THE QUALIFYING EMPLOYER SECURITIES CREDITED TO THE PARTICIPANT'S ACCOUNT. THE PARTICIPANT'S ACCOUNT BALANCE WILL BE VALUED AS OF THE VALUATION DATE IMMEDIATELY PRECEDING THE DATE THE ACCOUNT IS TO BE DISTRIBUTED TO HIS BENEFICIARY. IF A LOAN IS OUTSTANDING FROM THE TRUST FUND TO THE PARTICIPANT ON THE DATE OF HIS DEATH, THE AMOUNT DISTRIBUTED TO HIS BENEFICIARY WILL BE REDUCED BY ANY SECURITY INTEREST IN THE PARTICIPANT'S ACCOUNT HELD BY THE PLAN BY REASON OF THE LOAN.

                                   ARTICLE 8.

                  ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS
                  --------------------------------------------

          8.1.  ADOPTION PROCEDURE.  UNLESS THE BOARD SPECIFICALLY PROVIDES TO
                ------------------
THE CONTRARY, ANY CONTROLLED GROUP MEMBER WHICH IS INCORPORATED IN THE UNITED STATES SHALL BE DEEMED TO HAVE ADOPTED THE PLAN AND BECOME A PARTICIPATING EMPLOYER ON THE TERMS AND CONDITIONS SET FORTH IN THIS ARTICLE. ANY OTHER CONTROLLED GROUP MEMBER MAY BECOME A PARTICIPATING EMPLOYER UNDER THE PLAN PROVIDED THAT (I) THE BOARD APPROVES THE ADOPTION OF THE PLAN BY THE CONTROLLED GROUP MEMBER AND DESIGNATES THE CONTROLLED GROUP MEMBER AS A PARTICIPATING EMPLOYER; (II) THE CONTROLLED GROUP MEMBER ADOPTS THE PLAN AND TRUST AGREEMENT TOGETHER WITH ALL AMENDMENTS THEN IN EFFECT BY APPROPRIATE RESOLUTIONS OF ITS BOARD; AND (III) THE CONTROLLED GROUP MEMBER BY APPROPRIATE RESOLUTIONS OF ITS BOARD OF DIRECTORS AGREES TO BE BOUND BY ANY OTHER TERMS AND CONDITIONS WHICH MAY BE REQUIRED BY THE BOARD, PROVIDED THAT SUCH TERMS AND CONDITIONS ARE NOT INCONSISTENT WITH THE PURPOSES OF THE PLAN.

          8.2.  EFFECT OF ADOPTION.  A CONTROLLED GROUP MEMBER THAT ADOPTS THE
                ------------------
PLAN PURSUANT TO THIS ARTICLE WILL BE DEEMED TO BE A PARTICIPATING EMPLOYER FOR ALL PURPOSES HEREUNDER, UNLESS OTHERWISE SPECIFIED IN THE RESOLUTIONS OF THE BOARD DESIGNATING THE CONTROLLED GROUP MEMBER AS A PARTICIPATING EMPLOYER. IN ADDITION, THE BOARD MAY PROVIDE, IN ITS DISCRETION AND BY APPROPRIATE RESOLUTIONS, THAT THE EMPLOYEES OF THE CONTROLLED GROUP MEMBER WILL RECEIVE CREDIT FOR THEIR EMPLOYMENT WITH THE CONTROLLED GROUP MEMBER PRIOR TO THE DATE IT BECAME A CONTROLLED GROUP MEMBER FOR PURPOSES OF DETERMINING THE ELIGIBILITY OF SUCH EMPLOYEES TO PARTICIPATE IN THE PLAN, PROVIDED THAT SUCH CREDIT WILL BE APPLIED IN A UNIFORM AND NONDISCRIMINATORY MANNER WITH RESPECT TO ALL SUCH EMPLOYEES.

                                   ARTICLE 9.

                      ADMINISTRATION OF THE PLAN AND TRUST
                      ------------------------------------

          9.1.  APPOINTMENT OF COMMITTEE.  THE BOARD WILL APPOINT THE MEMBERS OF
                ------------------------
THE COMMITTEE TO ADMINISTER THE PLAN. THE COMMITTEE SHALL CONSIST OF AT LEAST THREE OR MORE MEMBERS, WHO SHALL HOLD OFFICE AT THE PLEASURE OF THE BOARD. MEMBERS OF THE COMMITTEE NEED NOT BE EMPLOYEES. ANY MEMBER MAY RESIGN BY GIVING NOTICE, IN WRITING, FILED WITH THE BOARD.

          9.2.  OFFICERS AND AGENTS OF THE COMMITTEE.  THE COMMITTEE WILL CHOOSE
                ------------------------------------
FROM ITS MEMBERS A CHAIRMAN AND APPOINT A SECRETARY, WHO NEED NOT BE A MEMBER OF THAT COMMITTEE. THE SECRETARY WILL KEEP A RECORD OF THE COMMITTEE'S PROCEEDINGS AND ALL DATES, RECORDS, AND DOCUMENTS PERTAINING TO THE COMMITTEE'S ADMINISTRATION OF THE PLAN. THE COMMITTEE MAY EMPLOY AND SUITABLY COMPENSATE SUCH PERSONS OR ORGANIZATIONS TO RENDER ADVICE WITH RESPECT TO THE DUTIES OF THE COMMITTEE UNDER THE PLAN AS THE COMMITTEE DETERMINES TO BE NECESSARY OR DESIRABLE.

          9.3.  ACTION OF THE COMMITTEE.  ACTION OF THE COMMITTEE MAY BE TAKEN
                -----------------------
WITH OR WITHOUT A MEETING OF COMMITTEE MEMBERS, PROVIDED THAT ACTION WILL BE TAKEN ONLY UPON THE VOTE OR OTHER AFFIRMATIVE EXPRESSION OF A MAJORITY OF THE COMMITTEE'S MEMBERS QUALIFIED TO VOTE WITH RESPECT TO SUCH ACTION. THE CHAIRMAN OR THE SECRETARY OF THE COMMITTEE MAY EXECUTE ANY CERTIFICATE OR OTHER WRITTEN DIRECTION ON BEHALF OF THE COMMITTEE. IN THE EVENT THE COMMITTEE MEMBERS QUALIFIED TO VOTE ON ANY QUESTION ARE UNABLE TO DETERMINE SUCH QUESTION BY A MAJORITY VOTE OR OTHER AFFIRMATIVE EXPRESSION OF A MAJORITY OF THE COMMITTEE MEMBERS QUALIFIED TO VOTE ON SUCH QUESTION, SUCH QUESTION WILL BE DETERMINED BY THE BOARD. A MEMBER OF THE COMMITTEE WHO IS A PARTICIPANT MAY NOT VOTE ON ANY QUESTION RELATING SPECIFICALLY TO HIMSELF UNLESS HE IS THE SOLE MEMBER OF THE COMMITTEE.

          9.4.  EXPENSES AND COMPENSATION.  THE REASONABLE AND NECESSARY
                -------------------------
EXPENSES OF ADMINISTERING THE PLAN, INCLUDING WITHOUT LIMITATION THE EXPENSES OF THE COMMITTEE PROPERLY INCURRED IN THE PERFORMANCE OF ITS DUTIES UNDER THE PLAN, SHALL BE PAID FROM THE TRUST FUND, AND ALL SUCH EXPENSES PAID BY A PARTICIPATING EMPLOYER ON BEHALF OF THE PLAN SHALL BE REIMBURSED FROM THE TRUST FUND, UNLESS THE PARTICIPATING EMPLOYER IN ITS DISCRETION PAYS SUCH EXPENSES AND ELECTS NOT TO SUBMIT SUCH EXPENSES FOR REIMBURSEMENT. NOTWITHSTANDING THE FOREGOING, THE MEMBERS OF THE COMMITTEE WILL NOT BE COMPENSATED BY THE PLAN FOR THEIR SERVICES AS COMMITTEE MEMBERS.

          9.5.  GENERAL POWERS OF THE COMMITTEE.  THE COMMITTEE WILL HAVE THE
                -------------------------------
FULL POWER AND RESPONSIBILITY TO ADMINISTER THE PLAN AND THE TRUST AGREEMENT AND TO CONSTRUE AND APPLY THEIR PROVISIONS. FOR PURPOSES OF ERISA, THE COMMITTEE WILL BE THE NAMED FIDUCIARY WITH RESPECT TO THE OPERATION AND ADMINISTRATION OF THE PLAN AND THE TRUST AGREEMENT AND THE "ADMINISTRATOR" OF THE PLAN AS DEFINED IN ERISA SECTION 3(16)(A) FOR PURPOSES OF THE REPORTING AND DISCLOSURE REQUIREMENTS IMPOSED BY ERISA AND THE CODE. IN ADDITION, THE COMMITTEE WILL HAVE THE POWERS AND DUTIES GRANTED BY THE TERMS OF THE TRUST AGREEMENT. THE MEMBERS OF THE COMMITTEE, AND ALL OTHER PERSONS WITH DISCRETIONARY CONTROL RESPECTING THE OPERATION, ADMINISTRATION, CONTROL, OR MANAGEMENT OF THE PLAN OR THE TRUST FUND, SHALL PERFORM THEIR DUTIES UNDER THE PLAN AND THE TRUST AGREEMENT SOLELY IN THE INTERESTS OF PARTICIPANTS AND THEIR BENEFICIARIES AND IN ACCORDANCE WITH RULES AND POLICIES UNIFORMLY APPLICABLE TO ALL SIMILARLY SITUATED PARTICIPANTS AND BENEFICIARIES.

          9.6.  SPECIFIC POWERS OF THE COMMITTEE.  THE COMMITTEE SHALL
                --------------------------------
ADMINISTER THE PLAN AND HAVE ALL POWERS NECESSARY TO ACCOMPLISH THAT PURPOSE, INCLUDING THE FOLLOWING: (I) RESOLVING ALL QUESTIONS RELATING TO THE ELIGIBILITY OF EMPLOYEES TO BECOME PARTICIPANTS, (II) DETERMINING THE AMOUNT OF BENEFITS PAYABLE TO PARTICIPANTS OR THEIR BENEFICIARIES, AND DETERMINING THE TIME AND MANNER IN WHICH SUCH BENEFITS ARE TO BE PAID, (III) AUTHORIZING AND DIRECTING ALL DISBURSEMENTS BY THE TRUSTEE FROM THE TRUST FUND, (IV) ENGAGING ANY ADMINISTRATIVE, LEGAL, MEDICAL, ACCOUNTING, CLERICAL, OR OTHER SERVICES IT DEEMS APPROPRIATE IN ADMINISTERING THE PLAN OR THE TRUST AGREEMENT, (V) CONSTRUING AND INTERPRETING THE PLAN AND THE TRUST AGREEMENT (INCLUDING, WITHOUT LIMITATION, BY SUPPLYING OMISSIONS FROM, CORRECTING DEFICIENCIES IN, OR RESOLVING INCONSISTENCIES OR AMBIGUITIES IN, THE LANGUAGE OF THE PLAN AND TRUST AGREEMENT) AND ADOPTING RULES FOR ADMINISTRATION OF THE PLAN AND THE TRUST AGREEMENT WHICH ARE NOT INCONSISTENT WITH THE TERMS OF SUCH DOCUMENTS, (VI) COMPILING AND MAINTAINING ALL RECORDS IT DETERMINES TO BE NECESSARY, APPROPRIATE, OR CONVENIENT IN CONNECTION WITH THE ADMINISTRATION OF THE PLAN AND THE TRUST AGREEMENT, (VII) DETERMINING THE DISPOSITION OF ASSETS IN THE TRUST FUND IN THE EVENT THE PLAN IS TERMINATED, (VIII) REVIEWING THE PERFORMANCE OF THE TRUSTEE WITH RESPECT TO THE TRUSTEE'S ADMINISTRATIVE DUTIES, RESPONSIBILITIES AND OBLIGATIONS UNDER THE PLAN AND THE TRUST AGREEMENT, REPORTING TO THE BOARD REGARDING SUCH ADMINISTRATIVE PERFORMANCE OF THE TRUSTEE, AND RECOMMENDING TO THE BOARD, IF NECESSARY, THE REMOVAL OF THE TRUSTEE AND THE APPOINTMENT OF A SUCCESSOR TRUSTEE, (IX) APPOINTING AN INVESTMENT MANAGER OR MANAGERS TO MANAGE ALL OR A PORTION OF THE ASSETS OF THE TRUST FUND, MONITORING THE PERFORMANCE OF ANY SUCH INVESTMENT MANAGER, AND REMOVING OR REPLACING ANY SUCH INVESTMENT MANAGER AS IT DEEMS APPROPRIATE; AND (X) MAKING FACTUAL FINDINGS AND RESOLVING ALL QUESTIONS OF FACT RELATING TO ANY OF THE FOREGOING.

          9.7.  ALLOCATION OF FIDUCIARY RESPONSIBILITY.  THE COMMITTEE FROM TIME
                --------------------------------------
TO TIME MAY ALLOCATE TO ONE OR MORE OF ITS MEMBERS, AND MAY DELEGATE TO ANY OTHER PERSONS OR ORGANIZATIONS, ANY OF ITS RIGHTS, POWERS, DUTIES AND RESPONSIBILITIES WITH RESPECT TO THE OPERATION AND ADMINISTRATION OF THE PLAN AND THE TRUST AGREEMENT THAT ARE PERMITTED TO BE DELEGATED UNDER ERISA. ANY SUCH ALLOCATION OR DELEGATION WILL BE MADE IN WRITING, WILL BE REVIEWED PERIODICALLY BY THE COMMITTEE, AND WILL BE TERMINABLE UPON SUCH NOTICE AS THE COMMITTEE IN ITS DISCRETION DEEMS REASONABLE AND PROPER UNDER THE CIRCUMSTANCES. WHENEVER A PERSON OR ORGANIZATION HAS THE POWER AND AUTHORITY UNDER THE PLAN OR THE TRUST AGREEMENT TO DELEGATE DISCRETIONARY AUTHORITY RESPECTING THE ADMINISTRATION OF THE PLAN OR THE TRUST FUND TO ANOTHER PERSON OR ORGANIZATION, THE DELEGATING PARTY'S RESPONSIBILITY WITH RESPECT TO SUCH DELEGATION IS LIMITED TO THE SELECTION OF THE PERSON TO WHOM AUTHORITY IS DELEGATED AND THE PERIODIC REVIEW OF SUCH PERSON'S PERFORMANCE AND COMPLIANCE WITH APPLICABLE LAW AND REGULATIONS. ANY BREACH OF FIDUCIARY RESPONSIBILITY BY THE PERSON TO WHOM AUTHORITY HAS BEEN DELEGATED WHICH IS NOT PROXIMATELY CAUSED BY THE DELEGATING PARTY'S FAILURE TO PROPERLY SELECT OR SUPERVISE, AND IN WHICH BREACH THE DELEGATING PARTY DOES NOT OTHERWISE PARTICIPATE, WILL NOT BE CONSIDERED A BREACH BY THE DELEGATING PARTY.

          9.8.  INFORMATION TO BE SUBMITTED TO THE COMMITTEE.  TO ENABLE THE
                --------------------------------------------
COMMITTEE TO PERFORM ITS FUNCTIONS, THE PARTICIPATING EMPLOYERS WILL SUPPLY FULL AND TIMELY INFORMATION TO THE COMMITTEE ON ALL MATTERS RELATING TO EMPLOYEES AND PARTICIPANTS AS THE COMMITTEE MAY REQUIRE AND WILL MAINTAIN SUCH OTHER RECORDS REQUIRED BY THE COMMITTEE TO DETERMINE THE BENEFITS DUE TO PARTICIPANTS OR THEIR BENEFICIARIES UNDER THE PLAN.

                9.8.1.  Claims Procedure.  9.8.1.  Filing Claim for Benefits.
                        ----------------           -------------------------
If a Participant or Beneficiary does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Company's Vice President, Human Resources (the "Reviewer"). All claims must be made in writing and signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Reviewer will indicate to the claimant any additional information which is required.

                9.8.2.  Notification by Reviewer.  Each claim will be approved
                        ------------------------
or disapproved by the Reviewer within 90 days following the receipt of the information necessary to process the claim. In the event the Reviewer denies a claim for benefits in whole or in part, the Reviewer will notify the claimant in writing of the denial of the claim. Such notice by the Reviewer will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in Subsection (c). If no action is taken by the Reviewer on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

                9.8.3.  Review Procedure.  A claimant may appeal a denial of his
                        ----------------
claim by requesting a review of the decision by the Committee. An appeal must be submitted in writing within sixty days after the denial or the deemed denial, as the case may be, and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

          9.9.  SERVICE OF PROCESS.  THE COMMITTEE MAY FROM TIME TO TIME
                ------------------
DESIGNATE AN AGENT OF THE PLAN FOR THE SERVICE OF LEGAL PROCESS. THE COMMITTEE WILL CAUSE SUCH AGENT TO BE IDENTIFIED IN MATERIALS IT DISTRIBUTES OR CAUSES TO BE DISTRIBUTED WHEN SUCH IDENTIFICATION IS REQUIRED UNDER APPLICABLE LAW. IN THE ABSENCE OF SUCH A DESIGNATION, THE COMPANY WILL BE THE AGENT OF THE PLAN FOR THE SERVICE OF LEGAL PROCESS.

          9.10.  REVIEW OF STATEMENTS.  IF A PARTICIPANT OR BENEFICIARY BELIEVES
                 --------------------
ANY STATEMENT HE RECEIVES REGARDING HIS INTEREST IN THE PLAN IS INCORRECT, SUCH PARTICIPANT OR BENEFICIARY MAY SUBMIT A WRITTEN REQUEST FOR CORRECTION OR VERIFICATION OF SUCH STATEMENT TO THE COMMITTEE, AND THE COMMITTEE WILL RESPOND IN WRITING TO SUCH REQUEST IN THE SAME MANNER AS A CLAIM FOR BENEFITS.

          9.11.  FUNDING POLICY.  THE PLAN IS TO BE FUNDED THROUGH PARTICIPATING
                 --------------
EMPLOYER CONTRIBUTIONS, CONTRIBUTIONS BY AND ON BEHALF OF PARTICIPANTS, AND EARNINGS ON SUCH CONTRIBUTIONS; AND BENEFITS WILL BE PAID TO PARTICIPANTS AND BENEFICIARIES AS PROVIDED IN THE PLAN.

          9.12.  THE TRUST FUND.  THE TRUST FUND WILL BE HELD BY THE TRUSTEE FOR
                 --------------
THE EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES. THE ASSETS HELD IN THE TRUST FUND WILL BE INVESTED AND REINVESTED IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT, WHICH IS HEREBY INCORPORATED INTO AND MADE A PART OF THE PLAN. ALL BENEFITS WILL BE PAID SOLELY OUT OF THE TRUST FUND, AND NO PARTICIPATING EMPLOYER WILL BE OTHERWISE LIABLE FOR BENEFITS PAYABLE UNDER THE PLAN.

          9.13.  QUALIFYING EMPLOYER SECURITIES. PURSUANT TO PROCEDURES
                 ------------------------------
ESTABLISHED BY THE COMMITTEE, EACH PARTICIPANT WHO HAS QUALIFYING EMPLOYER SECURITIES ALLOCATED TO HIS ACCOUNT SHALL BE ENTITLED (I) TO DIRECT THE TRUSTEE IN A CONFIDENTIAL MANNER AS TO THE MANNER IN WHICH SUCH SECURITIES ARE TO BE VOTED, AND (2) TO RECEIVE INFORMATION ABOUT THE COMPANY PROVIDED TO THE COMPANY'S OTHER SHAREHOLDERS.

                                  ARTICLE 10.

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
                  --------------------------------------------

          10.1.  PRIORITY OVER OTHER PROVISIONS.  THE PROVISIONS SET FORTH IN
                 ------------------------------
THIS ARTICLE WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF ARTICLES 3 AND 4.

          10.2.  DEFINITIONS USED IN THIS ARTICLE.  THE FOLLOWING WORDS AND
                 --------------------------------
PHRASES, WHEN USED WITH INITIAL CAPITAL LETTERS, WILL HAVE THE MEANINGS SET FORTH BELOW.

                10.2.1.  "Average Contribution Percentage" means the average of
                          -------------------------------
the Contribution Percentages of each Participant in a group of Participants.

                10.2.2.  "Average Deferral Percentage" means the average of the
                          ---------------------------
Deferral Percentages of each Participant in a group of Participants.

                10.2.3.  "Compensation" means the earnings paid to an Employee
                          ------------
by the Participating Employers which are required to be reported under Code Sections 6041 and 6051, currently shown as "Wages, tips, other compensation" in Box 1 of Form W-2. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan containing a cash or deferred arrangement under Code Section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code Section 125.

                10.2.4.  "Contribution Percentage" means the ratio (expressed as
                          -----------------------
a percentage) determined by dividing the total Matching Contributions and After-tax Contributions made to the Plan by or on behalf of an Eligible Employee for a Plan Year (but only to the extent such Matching Contributions are not taken into account in determining the Participant's Deferral Percentage for the Plan Year) by the Participant's Compensation for the portion of the Plan Year in which he was a Participant.

                10.2.5.  "Deferral Percentage" means the ratio (expressed as a
                          -------------------
percentage) determined by dividing the sum of (A) Deferral Contributions made to the Plan on behalf of an Eligible Employee, and (B) any Nonelective Contributions by the

Participant's Compensation for the portion of the Plan Year in which he was a Participant.

     10.3.     GENERAL ALLOCATION LIMITATION. CONTRIBUTIONS AND OTHER ADDITIONS
               -----------------------------
UNDER THE PLAN WITH RESPECT TO A PARTICIPANT SHALL NOT EXCEED THE LIMITATIONS OF CODE SECTION 415, THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE. TO THE EXTENT SUCH LIMITS MAY BE APPLIED IN MORE THAN ONE WAY, THE FOLLOWING PROVISIONS OF THIS SECTION SHALL GOVERN.

          10.3.1.   Combined Limitations. If the Participant is a participant in
                    --------------------
any other Qualified Plan sponsored by a Controlled Group Member, his benefit under such plan or plans shall be aggregated with his benefit under this Plan, to the extent required under Code Section 415, and his benefit under this Plan shall be reduced, if necessary, so that the aggregate of such benefits does not exceed the limitations then in effect under Code Section 415, unless (A) such other plan or plans expressly provide that such reduction shall be imposed thereunder, or (B) such plan is a defined benefit plan, in which case its provisions shall control.

          10.3.2.   Limitation Year.  For purposes of computing the limitations
                    ---------------
on benefits and annual additions under Code Section 415, the Limitation Year for this Plan is the Plan Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year will begin on a date within the Limitation Year in which the amendment is made.

          10.3.3.   Preferred Correction Method.  Notwithstanding the preceding
                    ---------------------------
provisions of this Section, if the Code Section 415 limit is, or would be exceeded as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of Deferral Contributions that may be made with respect to the Participant, or such other facts and circumstances that the Commissioner of Internal Revenue Service finds justify this method of correction, the Participant's (i) After-tax Contributions and, if a correction is still necessary, (ii) Deferral Contributions, together with earnings attributable thereto, may be distributed to him to the extent the distribution would reduce the excess amounts in the Participant's Account. Any such distributed amounts shall be included for purposes of applying the limitations of Sections 3.1(c) and 10.4(a) or 10.5(a), as appropriate.

     10.4.     LIMITATION ON DEFERRAL CONTRIBUTIONS.
               ------------------------------------

          10.4.1.   Average Deferral Percentage Test.  Notwithstanding any other
                    --------------------------------
provision of the Plan, effective January 1, 1997, the Average Deferral Percentage for Eligible Employees who are Highly Compensated Employees for a Plan Year will not exceed the greater of: (i) the Average Deferral Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25; or (ii) the lesser of (A) the Average Deferral Percentage for all other Eligible Employees for the preceding Plan Year plus two percentage points or (B) the Average Deferral Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 2.0.

     For purposes of applying the preceding paragraph for any Plan Year, the Committee may elect to use the Average Deferral Percentage for the Plan Year for Eligible Employees who are not Highly Compensated Employees rather than for the next preceding Plan Year, but if such an election is made, it may not be changed except to the extent provided in applicable governmental regulations, rulings, or announcements.

          10.4.2.   Suspension of Deferral Contributions.  If at any time during
                    ------------------------------------
a Plan Year the Committee determines, on the basis of estimates made from information then available, that the limitation described in Subsection (a) above will not be met for the Plan Year, the Committee in its discretion may reduce or suspend the Deferral Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (i) to enable the Plan to meet such limitation or (ii) to reduce the amount of excess Deferral Contributions that would otherwise be distributed pursuant to Subsection (c) below.

          10.4.3.   Reduction of Excess Deferral Contributions. If, for any Plan
                    ------------------------------------------
Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Subsection (a) above, the Deferral Percentage for each such Participant will be reduced (on the basis of the amount of contributions by, or on behalf of, each such Participant) until the limitation in Subsection (a) is satisfied. In order to reduce a Participant's Deferral Percentage, the Participant's excess Deferral Contributions will be distributed to him. If Matching Contributions are taken into account in determining Deferral Percentages, a Participant's Deferral Percentage will be reduced by distributing first Deferral Contributions in excess of the amount of Compensation that was matched and by distributing next the remaining Deferral Contributions and Matching Contributions, in proportion to the amount of such contributions for the Plan Year. All distributions under this Subsection will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution and will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year. The amount of excess Deferral Contributions distributed pursuant to this Section with respect to a Participant for the Plan Year will be reduced by any Deferral Contributions previously distributed to the Participant for the same Plan Year pursuant to
Section 3.1(c).

          10.4.4.   Determination of Earnings and Losses.  The earnings and
                    ------------------------------------
losses of the Trust Fund for the Plan Year allocable to the portion of a Participant's Deferral Contributions that are distributed pursuant to Subsection
(c) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant's Deferral Contribution Account by a fraction, the numerator of which is the amount of Deferral Contributions to be distributed to the Participant and the denominator of which is the balance of the Participant's Deferral Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year. The earnings and losses of the Trust Fund allocable to the Participant's Deferral Contributions that are distributed pursuant to Subsection (c) for the period between the end of the Plan Year and the date of such distribution will be determined in accordance with regulations prescribed by the Secretary of the Treasury interpreting Code Section 401(k). The earnings and losses of the Trust Fund allocable to the portion of a Participant's Matching Contributions that are distributed pursuant to Subsection (c) above will be determined in the manner described in Section 10.5(c).

     10.5.     LIMITATION ON MATCHING AND AFTER-TAX CONTRIBUTIONS.
               --------------------------------------------------

          10.5.1.   Average Contribution Percentage Test.  Notwithstanding any
                    ------------------------------------
other provision of the Plan, effective January 1, 1997, the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees for a Plan Year will not exceed the greater of: (i) the Average Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25; or (ii) the lesser of (A) the Average Contribution Percentage for all other Eligible Employees for the preceding Plan Year plus two percentage points or (B) the Average Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 2.0.

     For purposes of applying the preceding paragraph for any Plan Year, the Committee may elect to use the Average Contribution Percentage for the Plan Year for Eligible Employees who are not Highly Compensated Employee rather than for the next preceding Plan Year, but if such an election is made, it may not be changed except to the extent provided in applicable governmental regulations, rulings or announcements.

          10.5.2.   Reduction of Excess Matching Contributions. If, for any Plan
                    ------------------------------------------
Year, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Subsection (a) above, the Contribution Percentage for each such Participant will be reduced (on the basis of the amount of contributions by, or on behalf of, each such Participant) until the limitation in Subsection (a) is satisfied. In order to reduce a Participant's Contribution Percentage, the Participant's After-tax Contributions, and earnings thereon, will be distributed first, followed by, to the extent necessary, excess Matching Contributions (increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution). The distribution will be made to the Participant within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.

          10.5.3.   Determination of Earnings and Losses.  The earnings and
                    ------------------------------------
losses of the Trust Fund for the Plan Year allocable to the portion of a Participant's After-tax and Matching Contributions that are distributed pursuant to Section 10.4 or Subsection (b) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant's After-tax or Matching Contribution Account, as the case may be, by a fraction, the numerator of which is the amount of the contributions to be distributed and the denominator of which is the balance of the Participant's Matching Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year, provided however, that the earnings and losses of the Trust Fund allocable to a Participant's Contributions that are distributed pursuant to Section 10.4 or Subsection (b) above for the period between the end of the Plan Year and the date of such distribution will comply with regulations prescribed by the Secretary of the Treasury interpreting Code Sections 401(k) and 401(m).

     10.6.     AGGREGATION RULES.
               -----------------

          10.6.1.   Code Section 401(k). If this Plan satisfies the requirements
                    -------------------
of Code Section 410(b) only if aggregated with one or more other plans, the Deferral Percentages of all Participants will be determined as if all such plans were a single plan. For purposes of the limitation on Deferral Contributions set forth in this Article, the Average Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have deferral contributions allocated to his account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or any Controlled Group Member will be determined as if all such deferral contributions were made under a single arrangement.

          10.6.2.   Code Section 401(m). If this Plan satisfies the requirements
                    -------------------
of Code Section 410(b) only if aggregated with one or more other plans, the Contribution Percentages of all Participants will be determined as if all such plans were a single plan. In addition, the Contribution Percentage of a

Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to receive Matching Contributions allocated to his account under two or more Defined Contribution Plans maintained by the Company or a Controlled Group Member will be determined as if all such contributions were made to a single plan.

     10.7.     MULTIPLE USE OF ALTERNATIVE LIMITATION
               --------------------------------------

          10.7.1. Notwithstanding the foregoing provisions of this Article 10 if, after the application of Sections 10.4 and 10.5, the sum of the Average Deferral Percentage and the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for a Plan Year exceeds the aggregate limit (as defined below) for the Plan Year, then the contributions made for such Plan Year for Eligible Employees who are Highly Compensated Employees shall be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in contributions made pursuant to Section 3.1 (but only to the extent a Matching Contribution was not made with respect to such contributions) and then in Matching Contributions. Reductions in contributions shall be made in the manner provided in Section 10.4 or Section 10.5, whichever is applicable. The amount by which a Highly Compensated Employee's contributions is reduced in accordance with the foregoing shall be treated as an excess contribution under Section 10.4 or Section 10.5, whichever the case may be. For the purposes of this Section, the Average Deferral Percentage and Average Contribution Percentage of Eligible Employees who are Highly Compensated Employees are determined after any reductions required for such Plan Year under Sections 10.4 and 10.5, respectively.

          No reduction, however, shall be required by this Section for a Plan Year if either (i) the Average Deferral Percentage of the Eligible Employees who are Highly Compensated Employees does not exceed 1.25 multiplied by the Average Deferral Percentage for the next preceding Plan Year for Eligible Employees who are not Highly Compensated Employees, or (b) the Average Contribution Percentage of Eligible Employees who are Highly Compensated Employees does not exceed 1.25 multiplied by the Average Contribution Percentage for the next preceding Plan Year for Eligible Employees who are not Highly Compensated Employees.

          10.7.2. For purposes of this Section, the term "aggregate limit" for a Plan Year means the sum of (i) 125% of the greater of (A) the Average Deferral Percentage for the next preceding Plan Year for Eligible Employees who are not Highly Compensated Employees or (B) the Average Contribution Percentage for the next preceding Plan Year for Eligible Employees who are not Highly Compensated Employees, and (ii) the lesser of (A) 200% of, or (B) two percentage points plus, the lesser of such Average

Deferral Percentage or Average Contribution Percentage. If it would result in a larger aggregate limit, the word "lesser" is substituted for the word "greater" in subpart (i) of this paragraph, and the word "greater" is substituted for the word "lesser" the second place it is used in subpart (ii) of this paragraph.

          10.7.3. For purposes of applying the provisions of this Section, if pursuant to Section 10.4 or 10.5, respectively, the Committee has elected to use the Average Deferral Percentage and/or Average Contribution Percentage for the Plan Year for Eligible Employees who are not Highly Compensated Employees rather than for the next preceding Plan Year, then such election shall also apply for purposes of this Section.

                                  ARTICLE 11.

                         RESTRICTIONS ON DISTRIBUTIONS
                         -----------------------------


     11.1.     PRIORITY OVER OTHER DISTRIBUTION PROVISIONS. THE PROVISIONS SET
               -------------------------------------------
FORTH IN THIS ARTICLE WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF ARTICLE 6 OR
ARTICLE 7.

     11.2.     GENERAL RESTRICTIONS.
               --------------------

          11.2.1.   Distributions Prior to a Separation from Service. Except for
                    ------------------------------------------------
distributions permitted under Article 6 with respect to Participants who have attained at least age 59-1/2 or suffer a hardship, no portion of a Participant's Deferral Contribution Account shall be distributed before the Participant's separation from service, disability, or death unless: (i) the Plan is terminated without the establishment or maintenance by the Participating Employers of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) (ii) a Participating Employer that is a corporation disposes of all or substantially all of the assets used by the Participating Employer in a trade or business to a person other than a Controlled Group Member, but only if the Participant continues employment with the acquiring employer; or (iii) a Participating Employer that is a corporation disposes of its interest in a subsidiary to a person other than a Controlled Group Member, but only if the Participant continues employment with the subsidiary. An event will not be treated as described in clause (ii) or
(iii) above unless the Participating Employer continues to maintain the Plan after the disposition.

          11.2.2.   Lump Sum Distribution Required.  To be permitted under
                    ------------------------------
Subsection (a), a distribution must be made in the form of a "lump sum distribution," within the meaning of Code Section 401(k)(10)(B).

     11.3.     RESTRICTIONS ON COMMENCEMENT OF DISTRIBUTIONS.  THE PROVISIONS
               ---------------------------------------------
OF THIS SECTION WILL APPLY TO RESTRICT THE COMMITTEE'S ABILITY TO DELAY THE COMMENCEMENT OF DISTRIBUTIONS. UNLESS A PARTICIPANT ELECTS OTHERWISE IN WRITING, DISTRIBUTION OF THE PARTICIPANT'S VESTED INTEREST IN HIS ACCOUNT WILL BEGIN NO LATER THAN THE 60TH DAY AFTER THE CLOSE OF THE PLAN YEAR IN WHICH OCCURS THE LATEST OF (I) THE DATE ON WHICH THE PARTICIPANT ATTAINS AGE 65, (II) THE TENTH ANNIVERSARY OF THE PLAN YEAR IN WHICH THE PARTICIPANT BEGAN PARTICIPATION IN THE PLAN, OR (III) THE PARTICIPANT'S TERMINATION OF EMPLOYMENT.

     11.4.     REQUIRED DISTRIBUTIONS. DISTRIBUTIONS UNDER THE PLAN TO
               ----------------------
PARTICIPANTS OR BENEFICIARIES WILL BE MADE IN ACCORDANCE WITH CODE SECTION 401(A)(9) AND THE TREASURY REGULATIONS ISSUED THEREUNDER, THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE.

     11.5.     DELAYED PAYMENTS.  IF THE AMOUNT OF A DISTRIBUTION REQUIRED TO
               ----------------
BEGIN ON A DATE DETERMINED UNDER THE APPLICABLE PROVISIONS OF THE PLAN CANNOT BE ASCERTAINED BY SUCH DATE, OR IF IT IS NOT POSSIBLE TO MAKE SUCH PAYMENT ON SUCH DATE BECAUSE THE COMMITTEE HAS BEEN UNABLE TO LOCATE A PARTICIPANT OR BENEFICIARY AFTER MAKING REASONABLE EFFORTS TO DO SO, A PAYMENT RETROACTIVE TO SUCH DATE MAY BE MADE NO LATER THAN 60 DAYS AFTER THE EARLIEST DATE ON WHICH THE AMOUNT OF SUCH PAYMENT CAN BE ASCERTAINED OR THE DATE ON WHICH THE PARTICIPANT OR BENEFICIARY IS LOCATED (WHICHEVER IS APPLICABLE).

                                  ARTICLE 12.

                             TOP-HEAVY PROVISIONS
                             --------------------


     12.1.     PRIORITY OVER OTHER PLAN PROVISIONS.  IF THE PLAN IS OR BECOMES
               -----------------------------------
A TOP-HEAVY PLAN IN ANY PLAN YEAR, THE PROVISIONS OF THIS ARTICLE WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE PLAN. HOWEVER, THE PROVISIONS OF THIS ARTICLE WILL NOT OPERATE TO INCREASE THE RIGHTS OR BENEFITS OF PARTICIPANTS UNDER THE PLAN EXCEPT TO THE EXTENT REQUIRED BY CODE SECTION 416 AND OTHER PROVISIONS OF LAW APPLICABLE TO TOP-HEAVY PLANS.

     12.2.     DEFINITIONS USED IN THIS ARTICLE. THE FOLLOWING WORDS AND
               --------------------------------
PHRASES, WHEN USED WITH INITIAL CAPITAL LETTERS, WILL HAVE THE MEANINGS SET FORTH BELOW.

          12.2.1.   "Defined Benefit Dollar Limitation" means the dollar
                     ---------------------------------
limitation described in Code Section 415(b).

          12.2.2.   "Defined Benefit Plan" means a Qualified Plan that is not a
                     --------------------
Defined Contribution Plan.

          12.2.3.   "Defined Contribution Dollar Limitation" means the dollar
                     --------------------------------------
limitation described in Code Section 514(c).

          12.2.4.   "Defined Contribution Plan" means a Qualified Plan that
                     -------------------------
provides for individual participant accounts.

          12.2.5.   "Determination Date" means the last day of the preceding
                     ------------------
Plan Year.

          12.2.6.   "Determination Period" means the Plan Year containing the
                     --------------------
Determination Date and the four preceding Plan Years.

          12.2.7.   "Includable Compensation" means the compensation described
                     -----------------------
in Section 10.2(o).

          12.2.8.   "Key Employee" means any Employee or former Employee (and
                     ------------
the Beneficiary of a deceased Employee) who at any time during the Determination Period was (i) an officer of a Controlled Group Member, if such individual's Includable

Compensation (modified as described below) exceeds 50% of the Defined Benefit Dollar Limitation, (ii) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in a Controlled Group Member, if such individual's Includable Compensation exceeds the Defined Contribution Dollar Limitation, (iii) a 5-percent owner of a Controlled Group Member, or (iv) a 1-percent owner of a Controlled Group Member who has annual Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i). For purposes of this Subsection only, Includable Compensation will include salary reduction contributions pursuant to a cash or deferred arrangement under Code Section 401(k) or a cafeteria plan meeting the requirements of Code Section 125.

          12.2.9.   "Minimum Allocation" means the allocation described in the
                     ------------------
first sentence of Section 12.3(a).

          12.2.10.  "Permissive Aggregation Group" means the Required
                     ----------------------------
Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410 (including simplified employee pension plans).

          12.2.11.  "Present Value" means present value based only on the
                     -------------
interest and mortality rates specified in a Defined Benefit Plan.

          12.2.12.  "Required Aggregation Group" means the group of plans
                     --------------------------
consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code Sections 401(a)(4) or 410.

          12.2.13.  "Top-Heavy Plan" means the Plan for any Plan Year in which
                     --------------
any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          12.2.14.  "Top-Heavy Ratio" means a fraction, the numerator of which
                     ---------------
is the sum of the Present Value of accrued benefits and the account balances (as required by Code Section 416)) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code Section 416. Employee contributions described in Code Section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account for purposes of this Subsection.

          12.2.15.  "Top-Heavy Valuation Date" means the last day of each Plan
                     ------------------------
Year.

     12.3.     MINIMUM ALLOCATION.
               ------------------

          12.3.1.   Calculation of Minimum Allocation.  For any Plan Year in
                    ---------------------------------
which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Employer contributions and forfeitures of not less than the lesser of 3% of his Includable Compensation for such Plan Year or the percentage of Includable Compensation that equals the largest percentage of Participating Employer contributions and forfeitures allocated to a Key Employee. The Minimum Allocation is determined without regard to any Social Security contribution. Deferral Contributions made on behalf of Participants who are not Key Employees will not be treated as Participating Employer contributions for purposes of the Minimum Allocation. Matching Contributions and After-tax Contributions that are allocated to Participants who are not Key Employees and that are taken into account in determining a Participant's Deferral Percentage or Contribution Percentage will not be treated as Participating Employer contributions for such Plan Year for purposes of the Minimum Allocation. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee's Includable Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

          12.3.2.   Limitation on Minimum Allocation. No Minimum Allocation will
                    --------------------------------
be provided pursuant to Subsection (a) to a Participant who is not employed by a Controlled Group Member on the last day of the Plan Year.

          12.3.3.   Minimum Allocation When Participant is Covered by Another
                    ---------------------------------------------------------
Qualified Plan.  If a Controlled Group Member maintains one or more other
--------------
Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of Subsection (a) will not apply to any Participant covered under such other Defined Contribution Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan then the provisions of Subsection (a) will not apply to any Participant covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of Subsection (a) with the substitution of "5%" in each place that "3%" occurs therein.

          12.3.4.   Nonforfeitability.  The Participant's Minimum Allocation, to
                    -----------------
the extent required to be nonforfeitable under Code Section 416(b) and the special vesting schedule provided in this Article, may not be forfeited under Code Section 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

     12.4.     MODIFICATION OF AGGREGATE BENEFIT LIMIT.
               ---------------------------------------

          12.4.1.   Modification.  Subject to the provisions of Subsection (b),
                    ------------
in any Plan Year in which the Top-Heavy Ratio exceeds 60%, the aggregate benefit limit described in Code Section 415 will be modified by substituting "100%" for "125%."

          12.4.2.   Exception.  The modification of the aggregate benefit limit
                    ---------
described in Subsection (a) will not be required if the Top-Heavy Ratio does not exceed 90% and one of the following conditions is met: (i) Employees who are not Key Employees do not participate in both a Defined Benefit Plan and a Defined Contribution Plan which are in the Required Aggregation Group, and the Minimum Allocation requirements of Section 12.3(a) are met when such requirements are applied with the substitution of "4%" for "3%"; (ii) the Minimum Allocation requirements of Section 12.3(c) are met when such requirements are applied with the substitution of "7 1/2%" for "5%"; or (iii) Employees who are not Key Employees have an accrued benefit of not less than 3% of their average Includable Compensation for the five consecutive Plan Years in which they had the highest Includable Compensation multiplied by their Years of Service in the which the Plan is a Top-Heavy Plan (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Participant's normal retirement age in a Defined Benefit Plan which is in the Required Aggregation Group.

                                  ARTICLE 13.

                             AMENDMENT OF THE PLAN
                             ---------------------


     13.1.     RIGHT OF COMPANY TO AMEND PLAN.  THE COMPANY RESERVES THE RIGHT
               ------------------------------
TO AMEND THE PLAN AT ANY TIME AND FROM TIME TO TIME TO THE EXTENT IT MAY DEEM ADVISABLE OR APPROPRIATE, PROVIDED THAT (I) NO AMENDMENT WILL INCREASE THE DUTIES OR LIABILITIES OF THE TRUSTEE WITHOUT ITS WRITTEN CONSENT; (II) NO AMENDMENT WILL CAUSE A REVERSION OF PLAN ASSETS TO THE PARTICIPATING EMPLOYERS NOT OTHERWISE PERMITTED UNDER THE PLAN; (III) NO AMENDMENT WILL HAVE THE EFFECT OF REDUCING THE PERCENTAGE OF THE VESTED INTEREST OF ANY PARTICIPANT IN HIS ACCOUNT, NOR WILL THE VESTING PROVISIONS OF THE PLAN BE AMENDED UNLESS EACH PARTICIPANT WITH AT LEAST THREE YEARS OF SERVICE (INCLUDING YEARS OF SERVICE OTHERWISE DISREGARDED PURSUANT TO THE REEMPLOYMENT PROVISIONS OF SUCH DEFINITION IS PERMITTED TO ELECT TO CONTINUE TO HAVE THE PRIOR VESTING PROVISIONS APPLY TO HIM, WITHIN 60 DAYS AFTER THE LATEST OF THE DATE ON WHICH THE AMENDMENT IS ADOPTED, THE DATE ON WHICH THE AMENDMENT IS EFFECTIVE, OR THE DATE ON WHICH THE PARTICIPANT IS ISSUED WRITTEN NOTICE OF THE AMENDMENT; AND (IV) NO AMENDMENT WILL BE EFFECTIVE TO THE EXTENT THAT IT HAS THE EFFECT OF DECREASING A PARTICIPANT'S ACCOUNT BALANCE, ELIMINATING AN OPTIONAL FORM OF DISTRIBUTION AS IT APPLIES TO AN EXISTING ACCOUNT BALANCE, OR OTHERWISE VIOLATING CODE SECTION 411(D)(6).

     13.2.     AMENDMENT PROCEDURE.  ANY AMENDMENT TO THE PLAN WILL BE MADE
               -------------------
ONLY PURSUANT TO ACTION OF THE BOARD, EXCEPT THAT AN AMENDMENT THAT DOES NOT ADD MATERIALLY TO THE COST OF MAINTAINING THE PLAN MAY BE EXECUTED BY THE COMMITTEE. A CERTIFIED COPY OF THE RESOLUTIONS ADOPTING ANY AMENDMENT AND A COPY OF THE ADOPTED AMENDMENT AS EXECUTED WILL BE DELIVERED TO THE COMMITTEE OR THE BOARD, AS THE CASE MAY BE, AND TO THE TRUSTEE. UPON SUCH ACTION, THE PLAN WILL BE DEEMED AMENDED AS OF THE DATE SPECIFIED AS THE EFFECTIVE DATE BY SUCH ACTION OR IN THE INSTRUMENT OF AMENDMENT. THE EFFECTIVE DATE OF ANY AMENDMENT MAY BE BEFORE, ON OR AFTER THE DATE OF SUCH ACTION.

     13.3.     EFFECT ON PARTICIPATING EMPLOYERS.  UNLESS AN AMENDMENT
               ---------------------------------
EXPRESSLY PROVIDES OTHERWISE, ALL PARTICIPATING EMPLOYERS WILL BE BOUND BY ANY AMENDMENT TO THE PLAN.

                                  ARTICLE 14.

                      TERMINATION AND PARTIAL TERMINATION
                      -----------------------------------


     14.1.     CONTINUANCE OF PLAN.  THE PARTICIPATING EMPLOYERS EXPECT TO
               -------------------
CONTINUE THE PLAN INDEFINITELY, BUT THEY DO NOT ASSUME AN INDIVIDUAL OR COLLECTIVE CONTRACTUAL OBLIGATION TO DO SO, AND THE RIGHT IS RESERVED TO THE COMPANY, BY ACTION OF THE BOARD, TO TERMINATE THE PLAN OR TO COMPLETELY DISCONTINUE CONTRIBUTIONS THERETO AT ANY TIME. IN ADDITION, SUBJECT TO REMAINING PROVISIONS OF THIS ARTICLE, ANY PARTICIPATING EMPLOYER AT ANY TIME MAY DISCONTINUE ITS PARTICIPATION IN THE PLAN WITH RESPECT TO ITS EMPLOYEES.

     14.2.     COMPLETE VESTING.  IF THE PLAN IS TERMINATED, OR IF THERE IS A
               ----------------
COMPLETE DISCONTINUANCE OF CONTRIBUTIONS TO THE PLAN BY THE PARTICIPATING EMPLOYERS, THE AMOUNTS ALLOCATED OR TO BE ALLOCATED TO THE ACCOUNTS OF ALL AFFECTED PARTICIPANTS WILL BECOME 100% VESTED. IN THE EVENT OF A PARTIAL TERMINATION OF THE PLAN, THE AMOUNTS ALLOCABLE TO THE ACCOUNTS OF THOSE PARTICIPANTS WHO CEASE TO PARTICIPATE ON ACCOUNT OF THE FACTS AND CIRCUMSTANCES WHICH RESULT IN THE PARTIAL TERMINATION WILL BECOME 100% VESTED.

     14.3.     DISPOSITION OF THE TRUST FUND.  IF THE PLAN IS TERMINATED, OR
               -----------------------------
IF THERE IS A COMPLETE DISCONTINUANCE OF CONTRIBUTIONS TO THE PLAN, THE COMMITTEE WILL INSTRUCT THE TRUSTEE EITHER (I) TO CONTINUE TO ADMINISTER THE PLAN AND PAY BENEFITS IN ACCORDANCE WITH THE PLAN UNTIL THE TRUST FUND HAS BEEN DEPLETED, OR (II) TO DISTRIBUTE THE ASSETS REMAINING IN THE TRUST FUND. IF THE TRUST FUND IS TO BE DISTRIBUTED, THE COMMITTEE WILL MAKE, AFTER DEDUCTING ESTIMATED EXPENSES FOR TERMINATION OF THE TRUST FUND AND DISTRIBUTION OF ITS ASSETS, THE ALLOCATIONS REQUIRED UNDER THE PLAN AS THOUGH THE DATE OF COMPLETION OF THE TRUST FUND TERMINATION WERE A VALUATION DATE. THE TRUSTEE WILL DISTRIBUTE TO EACH PARTICIPANT THE AMOUNT CREDITED TO HIS ACCOUNT AS OF THE DATE OF COMPLETION OF THE TRUST FUND TERMINATION.

     14.4.     WITHDRAWAL BY A PARTICIPATING EMPLOYER.  A PARTICIPATING
               --------------------------------------
EMPLOYER MAY WITHDRAW FROM PARTICIPATION IN THE PLAN OR COMPLETELY DISCONTINUE CONTRIBUTIONS TO THE PLAN ONLY WITH THE APPROVAL OF THE BOARD. IF ANY PARTICIPATING EMPLOYER WITHDRAWS FROM THE PLAN, OR COMPLETELY DISCONTINUES CONTRIBUTIONS TO THE PLAN, A COPY OF THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE PARTICIPATING EMPLOYER ADOPTING SUCH ACTION, CERTIFIED BY THE SECRETARY OF SUCH BOARD OF DIRECTORS AND REFLECTING APPROVAL BY THE BOARD, WILL BE DELIVERED TO THE COMMITTEE AS SOON AS IT IS ADMINISTRATIVELY FEASIBLE TO DO SO, AND THE COMMITTEE WILL

COMMUNICATE SUCH ACTION TO THE TRUSTEE AND TO THE EMPLOYEES OF THE PARTICIPATING EMPLOYER.

                                  ARTICLE 15.

                                 MISCELLANEOUS
                                 -------------


     15.1.     REVERSION PROHIBITED.
               --------------------

          15.1.1.   General Rule.  Except as provided in Subsections (b), and
                    ------------
(c), it shall be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (ii) to revert to a Controlled Group Member.

          15.1.2.   Disallowed Contributions.  Each contribution of the
                    ------------------------
Participating Employers under the Plan is expressly conditioned upon the current deductibility of the contribution under Code Section 404. If all or part of a Participating Employer's contribution is disallowed as a deduction under Code
Section 404, such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer with respect to which the deduction was disallowed (upon the direction of the Committee) within one year after the disallowance.

          15.1.3.   Mistaken Contributions.  If a contribution is made by a
                    ----------------------
Participating Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer (upon direction of the Committee) within one year after the mistaken contribution was made.

     15.2.     BONDING, INSURANCE, AND INDEMNITY.
               ---------------------------------

          15.2.1.   Bonding.  To the extent required under ERISA, the
                    -------
Participating Employers will obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

          15.2.2.   Insurance. The Participating Employers, in their discretion,
                    ---------
may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the board of directors of each Participating Employer and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

          15.2.3.   Indemnity. If the Participating Employers do not obtain, pay
                    ---------
for and keep current the type of insurance referred to in Subsection (b), or if such insurance is provided but any of the parties referred to in Subsection (b) incur any costs or expenses which are not covered under such policies, then the Participating Employers will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses, and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

     15.3.     MERGER, CONSOLIDATION OR TRANSFER OF ASSETS.  THERE WILL BE NO
               -------------------------------------------
MERGER OR CONSOLIDATION OF ALL OR ANY PART OF THE PLAN WITH, OR TRANSFER OF THE ASSETS OR LIABILITIES OF ALL OR ANY PART OF THE PLAN TO, ANY OTHER QUALIFIED PLAN UNLESS EACH PARTICIPANT WHO REMAINS A PARTICIPANT HEREUNDER AND EACH PARTICIPANT WHO BECOMES A PARTICIPANT IN THE OTHER QUALIFIED PLAN WOULD RECEIVE A BENEFIT IMMEDIATELY AFTER THE MERGER, CONSOLIDATION OR TRANSFER (DETERMINED AS IF THE OTHER QUALIFIED PLAN AND THE PLAN WERE THEN TERMINATED) WHICH IS EQUAL TO OR GREATER THAN THE BENEFIT THEY WOULD HAVE BEEN ENTITLED TO RECEIVE UNDER THE PLAN IMMEDIATELY BEFORE THE MERGER, CONSOLIDATION OR TRANSFER IF THE PLAN HAD THEN TERMINATED.

     15.4.     SPENDTHRIFT CLAUSE.  THE RIGHTS OF ANY PARTICIPANT OR
               ------------------
BENEFICIARY TO AND IN ANY BENEFITS UNDER THE PLAN WILL NOT BE SUBJECT TO ASSIGNMENT OR ALIENATION, AND NO PARTICIPANT OR BENEFICIARY WILL HAVE THE POWER TO ASSIGN, TRANSFER OR DISPOSE OF SUCH RIGHTS, NOR WILL ANY SUCH RIGHTS TO BENEFITS BE SUBJECT TO ATTACHMENT, EXECUTION, GARNISHMENT, SEQUESTRATION, THE LAWS OF BANKRUPTCY OR ANY OTHER LEGAL OR EQUITABLE PROCESS. THIS SECTION WILL NOT APPLY TO A QUALIFIED DOMESTIC RELATIONS ORDER. DISTRIBUTIONS MAY BE MADE TO AN ALTERNATE PAYEE UNDER SUCH AN ORDER AT THE TIME OR TIMES PROVIDED THEREUNDER.

     15.5.     NO EMPLOYMENT RIGHTS.  PARTICIPATION IN THE PLAN WILL NOT GIVE
               --------------------
ANY PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OF A CONTROLLED GROUP MEMBER OR ANY RIGHT OR INTEREST IN THE PLAN OR THE TRUST FUND EXCEPT AS EXPRESSLY PROVIDED HEREIN.

     15.6.     GENDER, TENSE, AND HEADINGS.  WHENEVER ANY WORDS ARE USED
               ---------------------------
HEREIN IN THE MASCULINE GENDER, THEY WILL BE CONSTRUED AS THOUGH THEY WERE ALSO USED IN THE FEMININE GENDER IN ALL CASES WHERE THEY WOULD SO APPLY. WHENEVER ANY WORDS USED HEREIN ARE IN THE SINGULAR FORM, THEY WILL BE CONSTRUED AS THOUGH THEY WERE ALSO USED IN THE PLURAL FORM IN ALL CASES WHERE THEY WOULD SO APPLY. HEADINGS OF ARTICLES, SECTIONS, AND SUBSECTIONS AS USED HEREIN ARE INSERTED SOLELY FOR CONVENIENCE AND REFERENCE AND CONSTITUTE NO PART OF THE PLAN.

     15.7.     VETERANS' RIGHTS.  NOTWITHSTANDING ANY PROVISION OF THIS PLAN
               ----------------
TO THE CONTRARY, CONTRIBUTIONS, BENEFITS, AND SERVICE CREDIT WITH RESPECT TO QUALIFIED MILITARY SERVICE WILL BE PROVIDED IN ACCORDANCE WITH CODE SECTION 414(U). LOAN REPAYMENTS WILL BE SUSPENDED UNDER THIS PLAN AS PERMITTED UNDER CODE SECTION 414(U)(4).

     15.8.     GOVERNING LAW.  THE PLAN WILL BE CONSTRUED AND GOVERNED IN ALL
               -------------
RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI.

          Executed this 21st day of May, 1998.


                                        Mobile Telecommunication
                                        Technologies Corp.



                                    By /s/ Robert T. Pike
                                      ------------------------------------------
                                           Robert T. Pike
                                           Senior Vice President-Administration